Exhibit 10.2

OFFICE BUILDING LEASE

BY AND BETWEEN

AMERICAN FUND US INVESTMENTS LP,

a Delaware limited partnership

LANDLORD

AND

VERACYTE, INC.,

A Delaware corporation

TENANT

DATED

April 29, 2015

PREMISES:

Sierra Point

Suites 100, 200 and 300

6000 Shoreline Court

South San Francisco, California

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EXHIBITS

EXHIBIT A INTENTIONALLY OMITTED	A-1
EXHIBIT B FLOOR PLAN OF PREMISES	B-1
EXHIBIT B-1 FLOOR PLAN OF FIRST EXPANSION SPACE	B-1
EXHIBIT B-2 FLOOR PLAN OF SECOND EXPANSION SPACE	B-2
EXHIBIT B-3 FLOOR PLAN OF THIRD EXPANSION SPACE	B-3
EXHIBIT C WORK LETTER	C-1
EXHIBIT D ACCEPTANCE LETTER	D-1
EXHIBIT E TENANT ESTOPPEL CERTIFICATE	E-1
EXHIBIT F RULES AND REGULATIONS	F-1
EXHIBIT G TENANT’S PROPERTY	G-1
EXHIBIT H FORM OF LETTER OF CREDIT	H-1

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OFFICE BUILDING LEASE

This Office Building Lease (this “Lease”) is made between AMERICAN FUND US INVESTMENTS LP, a Delaware limited partnership (“Landlord”), having an office at c/o Real Estate Capital Partners, 114 West 47th Street, 23rd Floor, New York, New York 10036, and VERACYTE, INC., a Delaware corporation (“Tenant”), having a principal place of business at 7000 Shoreline Court, Suite 250, South San Francisco, CA 94080.  Landlord leases to Tenant and Tenant accepts from Landlord the Premises, subject to the following terms and conditions:

PARAGRAPH 1:                                                 TERMS AND DEFINITIONS:

The following terms and definitions shall be applied uniformly throughout this Lease:

(a)                                 Authorized Parking Spaces shall mean Tenant’s Share of parking spaces at a ratio of 3.3 parking spaces per 1,000 rentable square feet, for an initial total of 193 parking spaces, being on a non-exclusive basis with other tenants of the Building, at no cost to Tenant, and subject to increase pursuant to Paragraph 54 below.

(b)                                 Base Operating Year shall mean calendar year 2015 except, with respect to Real Estate Taxes, the Base Operating Year shall mean the fiscal tax year beginning on July 1, 2015 and ending on June 31, 2016.

(c)                                  Base Rent shall mean the following amounts, in each case plus applicable sales, rent or occupancy tax, if any:

Period	Monthly Amount	Annual Base Rent	Rent per RSF of Premises
06/01/2015 — 03/31/2016*	$0.00	$0.00	$0
04/01/2016 — 03/31/2017	$156,528.75	$1,878.345.00	$2.67
04/01/2017 — 03/31/2018	$161,218.75	$1,934.625.00	$2.75
04/01/2018 — 03/31/2019	$165,322.50	$1,983.870.00	$2.82
04/01/2019 — 03/31/2020	$170,012.50	$2,040,150.00	$2.90
04/01/2020 — 03/31/2021	$174,702.50	$2,096,430.00	$2.98
04/01/2021 — 03/31/2022	$179,978.75	$2,159,745.00	$3.07
04/01/2022 — 03/31/2023	$185,255.00	$2,223,060.00	$3.16
04/01/2023 — 03/31/2024	$190,531.25	$2,286,375.00	$3.25
04/01/2024 — 03/31/2025	$195,807.50	$2,349,690.00	$3.34
04/01/2025 — 03/31/2026	$201,083.75	$2.413.005.00	$3.43

* Subject to the terms hereof, Base Rent for this period (which period shall be extended on a day for day basis for each day of Landlord Delay) shall be abated by an amount equal to one hundred percent (100%) of the Base Rent otherwise due (the “Abated Rent”).

(d)                                 Broker shall mean Kidder Mathews, which represents both Landlord and Tenant.

(e)                                  Building shall mean 6000 Shoreline Court, South San Francisco, California 94080.

(f)                                   Commencement Date shall mean June 1, 2015; provided, however, that the Commencement Date shall be extended on a day for day basis for each day of Landlord Delay.

(g)                                  Expiration Date shall mean March 31, 2026; provided, however, that the Expiration Date shall be extended on a day for day basis for every day of Landlord Delay.

(h)                                 Land shall mean that certain real property on which the Building is situated, located in the City of South San Francisco, County of San Mateo and State of California.

(i)                                     Landlord Delay shall mean (i) delays resulting from Landlord or its agents, employees or contractors in providing Tenant with access to the Premises; (ii)  each day that Landlord fails to pay Tenant the Tenant Allowance or applicable portion thereof as and when required by Exhibit C; or (iii) each day that Landlord fails to approve any Final Space Plan, any Final Working Drawings, or any aspect or item of the Tenant Improvements as and when required by Exhibit C; or (iv) Landlord’s failure to deliver possession of the Premises to Tenant in the Delivery Condition on the date of the full execution and delivery of this Lease by Landlord and Tenant.  Notwithstanding anything above to the contrary, the Commencement Date shall only be extended due to a Landlord Delay if any such Landlord Delay actually delayed the design and/or construction of the Tenant Improvements.

(j)                                    Landlord’s Notice Address:

American Fund US Investments LP

c/o Real Estate Capital Partners

114 West 47th Street, 23rd Floor

New York, New York 10036

Attention:  Karin E. Shewer

Facsimile No.:  212.843.6120

with a copy to:

Real Estate Capital Partners, LP

13241 Woodland Park Road, Suite 600

Herndon, VA 20171

Telephone:  703-481-7100

Fax:  703-481-7101

and to:

Allen Matkins Leck Gamble Mallory & Natsis

515 South Figueroa Street, 9th Floor

Los Angeles, CA 90071

Attention:  Tim McDonald, Esq.

Facsimile No.:  (213) 620-8816

(k)                                 Managing Agent shall mean Kenmark Real Estate Group, whose address is 360 Post Street, 11th Floor, San Francisco, CA 94108, Attention:  Caitlin Russell, Director of Development and Senior Property Manager; with a phone number of (415) 782-3746; a fax number of (650) 712-3342.

(l)                                     Operating Payment shall mean Tenant’s Share of the increase in Operating Expenses for a particular calendar year falling within the Term over the Operating Expenses for the Base Operating Year.

(m)                             Permitted Use shall mean the use of the Premises for general office purposes and/or for laboratory, testing and research and/or development purposes.

(n)                                 Premises shall mean that portion of the Building known as Suites 100, 200 and 300 and as shown on Exhibit B.

(o)                                 Property shall mean, collectively, the Land, the Building, any other building or improvements now or hereafter constructed on the Land, as more particularly described on Exhibit A.

(p)                                 Rent Commencement Date shall mean April 1, 2016; provided, however, that the Rent Commencement Date shall be extended on a day for day basis for each day of Landlord Delay.

(q)                                 Rent Payment Address:

AMERICAN FUND US INVESTMENTS LP - Sierra Point

c/o Commerzbank AG, New York Branch

2 World Financial Center

PO Box 1041

New York, NY 10268

(r)                                    Letter of Credit:  $603,251.25.

(s)                                   Tenant Allowance shall be as defined in Exhibit C.

(t)                                    Tenant’s Notice Address Until such time Tenant occupies the Premises:

7000 Shoreline Court, Suite 250, South San Francisco, CA 94080 Attention:  Julie Brooks Post occupancy:  6000 Shoreline Court, Suite 300, South San Francisco, CA 94080, Attention:  Julie Brooks

(u)                                 Tenant’s Rentable Square Footage shall mean 58,625 rentable square feet in the Premises consisting of (i) 14,988 rentable square feet located on the first (1st) floor of the Building, (ii) 11,221 rentable square feet on the second (2nd) floor or the Building, and (iii) 32,416 rentable square feet located on the third (3rd) floor of the Building.

(v)                                 Tenant’s Share shall mean 42.06%, which is the percentage arrived at by dividing Tenant’s Rentable Square Footage by Total Building Rentable Square Footage.

(w)                               Term or Lease Term shall mean the one hundred thirty (130) month period commencing on the Commencement Date and ending on the Expiration Date.

(x)                                 Total Building Rentable Square Footage shall mean 139,372 rentable square feet.  Landlord represents and warrants that said rentable square footage of the Building (including the Premises and the Expansion Space) has been calculated in accordance with Method A of the ANSI/BOMA Z65.1-2010 Building Standard as applied to a building leased by multiple tenants.

PARAGRAPH 2:                                                 EXHIBITS:

The exhibits listed below are attached and incorporated into this Lease by reference.  The terms of schedules, exhibits, and typewritten addenda, if any, attached to this Lease shall control over any inconsistent provisions in this Lease.

Exhibits:

A.                                    Intentionally Omitted

B.                                    Floor Plan of Premises

B-1                            Floor Plan of First Expansion Space

B-2                            Floor Plan of Second Expansion Space

B-3                            Floor Plan of Third Expansion Space

C.                                    Work Letter

D.                                    Acceptance Letter

E.                                     Tenant Estoppel Certificate

F.                                      Rules and Regulations

G.                                    Tenant’s Property

H.                                   Form of Letter of Credit

PARAGRAPH 3:                                                 CONSENT:  Notwithstanding any other provision of this Lease, all consents and approvals to be given by Landlord or Tenant, shall be in the sole discretion of Landlord or Tenant, as applicable, unless expressly stated otherwise herein.

PARAGRAPH 4:                                                 COMMENCEMENT AND POSSESSION:

(a)                                 This Lease shall be effective upon the execution and delivery hereof by both parties hereto, but the Term shall commence as of the Commencement Date; provided, that commencing on the date of the full execution and delivery of this Lease by Landlord and Tenant, Tenant and its contractors and subcontractors shall be permitted reasonable access to the Premises at no cost to Tenant for the purpose of space planning, inspection, taking measurements, and pre-construction planning. Subject to the terms and conditions herein, the Term shall commence on the

Commencement Date, and the Rent (as hereinafter defined) shall commence on the Rent Commencement Date.  Upon Landlord’s written request, Tenant shall execute and deliver to Managing Agent, with a copy to Landlord, an acceptance letter in the form of Exhibit D annexed hereto (the “Acceptance Letter”), but Tenant’s failure to execute the Acceptance Letter shall not affect the Commencement Date, the Rent Commencement Date or the Expiration Date.  Except for the Allowances described in Exhibit C and as otherwise provided herein, Landlord shall not be required to spend any money or to do any work to improve, furnish, equip or otherwise prepare the Premises for Tenant’s initial occupancy.  Except as otherwise provided herein, and without limitation of Landlord’s obligations under this Lease, Tenant shall take initial occupancy of the Premises in its “AS-IS” condition.  Tenant’s occupancy of the Premises prior to the Rent Commencement Date shall be subject to all provisions of this Lease, but for the obligation to pay Rent, which shall commence on the Rent Commencement Date.  Additionally, even though the Rent Commencement Date may occur after the date Landlord and Tenant each fully executes this Lease, Landlord and Tenant each acknowledge and agree that this Lease is effective and is a binding obligation upon Landlord and Tenant on the date this Lease has been executed and delivered by both Landlord and Tenant.  Subject to (i) all of the terms and conditions of this Lease, (ii) force majeure events, (iii) Landlord’s commercially reasonable security requirements, and (iv) the requirements of applicable laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

(b)                                 Landlord hereby covenants that, on the Commencement Date, Landlord shall deliver the Premises to Tenant (i) vacant, broom-clean and free of all tenancies and other rights of possession except Tenant’s hereunder; (ii) except for such furniture as Tenant may elect to use pursuant to Paragraph 47 below, free of all furniture, fixtures, cabling and other personal property of Landlord or any prior occupants of the Premises, (iii) free of all Hazardous Materials (as defined below) in violation of Environmental Laws (as defined below), and (iv) with all Base Building Systems (as defined below) fully functional and in good working order (the “Delivery Condition”).  If the Landlord does not deliver the Premises to Tenant in the Delivery Condition, then Landlord shall, after written notice from Tenant, undertake steps to satisfy such Delivery Condition as soon as reasonably possible after Landlord’s receipt of Tenant’s written notice.

(c)                                  Landlord hereby warrants that, on the Commencement Date and for a period of one (1) year thereafter (the “Warranty Period”), the HVAC and sewer system serving the Premises shall be in the Warranty Condition (as defined below).  During the Warranty Period, Landlord, shall upon receipt of written notice from Tenant during the Warranty Period (a “Warranty Notice”), at Landlord’s sole cost and expense and without reimbursement from Tenant (whether by including such costs in Operating Expenses or otherwise), perform any repairs, replacements or maintenance required to be made to the items covered by such warranty to render the HVAC in compliance with the Warranty Condition, other than in connection with repairs, replacements or maintenance required due to the negligence or willful misconduct of Tenant (the “Warranty Work”).  All Warranty Work shall be completed within fifteen (15) days of Landlord’s receipt of a Warranty Notice; provided, however, that if such Warranty Work cannot reasonably be completed within such fifteen (15) day period, then Landlord shall have such additional reasonable period of time to complete the Warranty Work so long as Landlord commences such work within the aforementioned fifteen (15) day period and thereafter diligently prosecutes such Warranty Work until completion.  For purposes of this Lease, “Warranty Condition” means that the HVAC and the sewer system (the “Warranty Items”) serving the Premises shall be in good condition and working order.

(d)                                 For purposes of this Lease, the “Base Building Systems” means the Building’s heating, ventilation and air conditioning systems and equipment located in or serving the Premises as of the Commencement Date and the Building’s electrical, mechanical, plumbing and fire/life-safety systems located in or serving the Premises as of the Commencement Date (but excluding those systems and the portions of such systems that may be installed or modified by Tenant); the “Base Building Structure” means the Building’s foundation, floor/ceiling slabs, load bearing walls, roof structure and other structural portions of the Building; and the “Base Building” means the Base Building Structure and Base Building Systems.

(e)                                  In the event that Landlord has not delivered possession of the Premises to Tenant in the Delivery Condition by that date which is one hundred fifty (150) days after the Commencement Date (i.e., December 1, 2015) (the “Outside Date”), as such Outside Date may be extended by the number of days of force majeure delays (as described in Paragraph 35), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the “Effective Date”); provided, however, that no force majeure delays beyond ninety (90) days shall extend such Outside Date.  Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date.

PARAGRAPH 5:                                                 RENT:  Subject to the abatement provided for in Paragraph 1(c), Tenant shall pay the first full monthly installment of Base Rent on the Rent Commencement Date.  If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for such calendar month shall be prorated and the balance of the first month’s Base Rent therefore paid shall be credited against the next monthly installment of Base Rent.  Subject to the abatement provided for in Paragraph 1(c), beginning with the first calendar month immediately following the Rent Commencement Date, Tenant shall pay each monthly installment of Base Rent in advance on or before the first calendar day of each month, together with each monthly installment of the Operating Payment, as defined below.  Monthly installments for any fractional calendar month, at the beginning or end of the Term, shall be prorated based on the number of days in the month.  Tenant shall pay any and all sales, excise and other taxes (excluding Landlord’s income taxes) levied, imposed, or assessed by the United States of America, the State of California, or any political subdivision thereof or other taxing authority upon the Base Rent or any Additional Rent payable hereunder (“Rent Tax”).  The Operating Payment, the Rent Tax, and all other payments due under this Lease from Tenant other than Base Rent due hereunder shall be deemed Additional Rent.  Base Rent and Additional Rent, together with all other amounts payable by Tenant to Landlord under this Lease, shall be sometimes referred to collectively as “Rent”.  Tenant shall pay all Rent to Landlord or Managing Agent at the Rent Payment Address or at such other place designated by Landlord in writing in accordance with Paragraph 43 below.  If Tenant fails to make any payment of Rent within five (5) days after such payment is past due, then Tenant shall pay a late charge of four percent (4%) of the amount of the payment, provided, however that no such late charge shall be imposed on the first (1st) past due payment in any twelve (12) month period.  Such late charge shall constitute Rent, and shall be due immediately.  Such late charge shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this

Lease.  In addition, Tenant shall pay Landlord interest on any and all amounts past due from the date due at the lesser of (1) the prime rate (as listed in the Wall Street Journal) plus 4% or (2) the maximum rate of interest permitted by law.

PARAGRAPH 6:                                                 OPERATING EXPENSES:  If Operating Expenses (hereinafter defined) for any calendar year during the Term subsequent to the Base Operating Year exceed the Operating Expenses for the Base Operating Year, Tenant shall pay Landlord, as Additional Rent, Tenant’s Share of such excess Operating Expenses (the “Operating Payment”) pursuant to this Paragraph.

(a)                                 “Operating Expenses” shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord during the Term, whether structural, non-structural, foreseen or unforeseen, but without duplication, relating to the ownership, maintenance, repair and operation of the Premises or the Property and related facilities, the sidewalks or areas adjacent thereto or any other areas related to the Property for which Landlord shall have a repair or maintenance obligation, excluding those costs and expenses for which individual tenants are directly responsible and those costs and expenses excluded by Paragraph 6(b) below.  Without limiting the generality of the foregoing, Operating Expenses shall include, to the extent incurred with respect to the Property, all taxes (including, but not limited to, Real Estate Taxes (as defined in Paragraph 7), sales, use, local business license, personal property or other taxes (excluding Landlord’s income taxes and the other taxes excluded in Paragraph 6(b) below), fees, assessments, and governmental charges levied, taxing the Property or its operation (“Taxes”) for any whole or partial tax year or period occurring during the Term as well as all expenses incurred in obtaining a refund of or contesting any Taxes; utilities serving the Building and not separately paid by tenants or other occupants and not reimbursed to Landlord by tenants or other occupants; insurance premiums and deductibles paid under Landlord’s Property Insurance (as defined below); maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial, window washing and other services; equipment, tools, materials and supplies and the maintenance thereof; air conditioning, ventilation, heating, and elevator service; security; resealing and restriping of walks, drives, and parking areas; signs, directories and markers; landscaping and maintenance; snow and rubbish removal; common area maintenance; maintenance of the roof and mechanical systems; the costs and accounting fees of property level audits; commercially reasonable fees for property management (not to exceed three percent (3%) of the annual gross revenues of the Building) (the “Management Fee”).  If less than ninety-five percent (95%) of the Total Building Rentable Square Footage is leased or if building standard services are not provided to the entire Building for any period during the Term (including the Base Operating Year), variable components of Operating Expenses for such period shall be adjusted by Landlord to the reasonably approximate Operating Expenses which would have been incurred if the Building had been at least ninety-five percent (95%) leased and occupied (as such Operating Expenses are reasonably determined by Landlord using sound accounting and management principles).  For purposes of this Paragraph, variable components include only those component expenses that are affected by variations in occupancy levels such as, without limitation, the cost and expense of electricity and other utilities.  In adjusting the variable components of Operating Expenses to reflect ninety-five percent (95%) occupancy of the Building, Landlord shall fairly allocate variable Operating Expenses so that:  (i) Landlord does not make a profit from that adjustment; and the Operating Expenses are no greater than the amount that would have been paid or incurred had the Building been ninety-five percent (95%) leased and occupied.

(b)                                 Notwithstanding anything to the contrary, herein Operating Expenses shall not include:

1.                                      Leasing commissions, attorneys’ fees, costs and disbursements and other expenses which are incurred in connection with (a) negotiations, mediation, arbitration or litigation to enforce or interpret leases or other occupancy agreements or (b) disputes with prior, existing and prospective tenants or other occupants;

2.                                      Real estate brokerage and leasing commissions, consulting and marketing fees, vacancy costs, rent concessions, allowances, tenant improvement costs and other tenant inducement costs or expenses;

3.                                      Landlord’s costs of electricity and other services sold or furnished separately to tenants or other occupants for which Landlord is entitled to be actually reimbursed by such tenants as an additional charge over and above any base rent and operating expense payable under the lease or agreement with such tenant or occupant;

4.                                      Landlord’s income, excise corporation, partnership, LLC, sales, transfer, gross receipts and franchise taxes;

5.                                      Interest or income tax accounting; interest, depreciation, or amortization payments;

6.                                      Landlord’s general corporate, partnership or LLC overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building and primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the management fees or otherwise equitably allocated by Landlord to the Property;

7.                                      Wages, salaries, and other compensation paid to any employee of Landlord or Landlord’s property manager above the grade of building manager (or person functioning as building manager) for the Building or paid to any off-site personnel (unless such costs of off-site personnel are equitably allocated by Landlord to the Property);

8.                                      Costs of defending or bringing any lawsuits with any mortgagee or lender; and costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord’s interest in the Property;

9.                                      The cost of replacements and capital improvements to the Building or Property, except for capital improvements installed after the Commencement Date for the purpose of reducing Building expenses or required by any governmental authority having or asserting jurisdiction over the Building which requirements are first effective after the Commencement Date, the cost of which shall be amortized over the useful life of such replacements or improvements as determined by generally accepted accounting principles, and Tenant shall be responsible only for the amortized costs falling within the Term;

10.                               Charitable and political contributions and advertising and promotional expenses;

11.                               Repair or other work occasioned by fire, windstorm, or other insurable casualties and repairs or rebuilding necessitated by condemnation for which Landlord receives compensation;

12.                               Any cost, fines, or penalties incurred due to violations by Landlord or any other tenant or occupant of the Building of any governmental rule or authority;

13.                               Any particular items and services for which Tenant otherwise reimburses Landlord by direct payment over and above base rent and operating expense adjustments;

14.                               Unless required by a lender with a deed of trust encumbering the Property, the cost of any terrorism or flood insurance policies and any deductibles payable or paid under such policies, and, unless required by a lender with a deed of trust encumbering the Property, the cost of any insurance other than the Landlord Required Insurance;

15.                               Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except to the extent such amounts would not have been excluded from Operating Expenses pursuant to Subparagraph 9 above, excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building or any part thereof;

16.                               Management fees other than the Management Fee;

17.                               Debt service, interest, amortization or other payments on any loans, mortgage, debts, notes or deeds of trust affecting or secured by the Property;

18.                               Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

19.                               Deductibles for insurance other than commercially reasonable deductibles for “Special Form” property insurance or its equivalent (provided, however, that Tenant’s Share of any earthquake deductible or occurrence of uninsured or underinsured earthquake damage shall not exceed $150,000 per year (with such deductible amounts to be amortized over the Lease Term);

20.                               Costs, including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof, arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord, the Premises, the Building or the Property;

21.                               Fines and penalties; and

22.                               Costs of sculpture, paintings, fountains or other objects of art;

23.                               Costs (including attorney’s fees and settlement fees) incurred by Landlord due to Landlord’s failure to observe or perform the terms and conditions of this Lease;

24.                               Costs incurred in connection with or as a result of the negligence or willful misconduct of Landlord or its agents, employees or contractors;

25.                               Costs relating to a failure of the Premises, Building or Property or any part thereto to comply, as of the date of this Lease, with any applicable codes, regulations or laws;

26.                               Costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation of any Hazardous Materials in, on or under the Property, Premises and/or the Building to the extent such Hazardous Materials are:  (1) in existence as of the Commencement Date; or (2) introduced onto the Property, the Premises and/or the Building after the Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or other tenants in violation of applicable laws in effect at the date of introduction, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Premises, the Building or on the Property, would have then required removal, remediation or other action with respect to such Hazardous Materials;

27.                               Costs incurred to repair and maintain the structural portions of the Building including, without limitation, the foundation, floor slabs, exterior walls, load bearing walls, and roof structure;

28.                               Profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;

29.                               Any reserves for Operating Expenses;

30.                               Any cost or expense stated in this Lease to be at Landlord’s sole expense or expressly stated not to be an Operating Expense;

31.                               Any items not otherwise excluded to the extent Landlord is reimbursed by insurance, warranty or otherwise compensated (other than as part of Operating Expenses), including direct reimbursement by any tenant other than pursuant to Operating Expense reimbursements or similar reimbursements less the out-of-pocket cost of collection; and

32.                                Costs to replace the Warranty Items or to replace major components of the Warranty Items, but only during the Warranty Period; provided, however, that routine maintenance and repairs shall of any such Warranty Items be included in Operating Expenses.

(c)                                  Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (including, but not limited to, earthquake insurance) (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any calendar year after the Base Operating Year (but is not obtained or effected during the Base Operating Year) shall be added to and included in the Operating Expenses for the Base Operating Year (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent calendar year, whichever is lower) prior to the calculation of Tenant’s Share of Operating Expenses for each such calendar year in which such change in insurance is initially obtained or effected.  Landlord further agrees that any costs incurred in any calendar year after the Base Operating Year because of any added new type of discretionary services which were readily available during the Base Operating Year, and customarily provided by landlords of buildings comparable to the Building in the general vicinity of the Building (“Comparable Buildings”) during the Base Operating Year (but not by Landlord), and not included in the Base Operating Year shall be added to and included in the Base Operating Year for purposes of determining the Operating Expenses payable for such calendar year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Operating Year (but at the rate for such services which would have been in effect during the Base Year, or the rate in effect during such subsequent calendar year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of this Paragraph 6 above.  If any portion of the Building is covered by a warranty at any time during the Base Operating Year, Operating Expenses for the Base Operating Year shall be considered to be increased by the amount that Landlord would have incurred during the Base Operating Year with respect to the items or matters covered by the warranty had the warranty not been in effect during the Base Operating Year.

(d)                                 Commencing on the first (1st) anniversary of the Rent Commencement Date, Tenant shall pay, in equal monthly installments, one-twelfth (1/12th) of Landlord’s estimate of the Operating Payment for the then current calendar year (prorated for any partial calendar year or month at the beginning or end of the Term).  Landlord shall give Tenant written notice of such estimated amounts, and Tenant shall pay such amounts monthly to Landlord at the same time as monthly Base Rent.  Following the end of each calendar year subsequent to the Base Operating Year, Landlord will submit to Tenant a statement showing Operating Expenses for the preceding calendar year with a reasonable breakdown of the particular Operating Expenses in categories, along with a reconciliation of Tenant’s estimated payments as compared to Tenant’s actual Operating Payment for such calendar year (each, an “Operating Statement”).  Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay Landlord any additional amounts owed as shown on the Operating Statement.  Tenant shall also pay to the taxing authority, before delinquency, any taxes levied or assessed upon all of Tenant’s equipment, furniture, fixtures and other personal property within the Premises.  Tenant’s obligation to pay any amounts due under the Paragraph shall survive the Expiration Date or earlier termination of this Lease.

(e)                                  In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess within thirty (30) days thereafter (and said obligation shall survive the Expiration Date or earlier termination of this Lease).  Except as provided below, any failure or delay on the part of Landlord in furnishing any Operating Statement shall not constitute a waiver by Landlord of Tenant’s obligation to pay Tenant’s Operating Payment to the extent required of Tenant under this Lease.  Landlord shall use reasonable efforts to deliver an Operating Statement for each calendar year or portion thereof occurring during the Term hereof occurring subsequent to the Base Operating Year to Tenant within ninety (90) days after the last day of the calendar year to which such statement is applicable.  Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses attributable to any calendar year for which Tenant received an Operating Statement more than two (2) calendar years after the date (the “Cutoff Date”) which is the earlier of (i) the expiration of the applicable calendar year or (ii) the Lease Expiration Date, except that Tenant shall be responsible for Tenant’s Share of Operating Expenses levied by any governmental authority or by any public utility company at any time following the applicable Cutoff Date which are attributable to any Expense Year occurring prior to such Cutoff Date, so long as Landlord delivers to Tenant a bill and supplemental Statement for such amounts within two (2) years following Landlord’s receipt of the applicable bill therefor.

(f)                                   Audit Rights.  Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents or auditors inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, set forth in any Operating Statement delivered by Landlord to Tenant for a particular calendar year; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses, set forth in any such Operating Statement, unless Tenant notifies Landlord of its desire to conduct such inspection within nine (9) months immediately following Landlord’s delivery to Tenant of the particular Operating Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely notice and as a condition precedent to Tenant’s exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Paragraph 6(f), Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Paragraph 6 in accordance with such Operating Statement.  However, such payment may be made under protest pending the outcome of any inspection and/or audit which may be performed by or on behalf of Tenant or by the Accountant as described below.  In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building.  If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses set forth in the Operating Statement, Tenant shall have the right, but not the obligation, to cause an independent certified public accountant which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the calendar year or calendar years which is the subject of such Operating Statement.  Such audit by the Accountant shall be final and binding upon Landlord and Tenant.  If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms selected by Tenant, which is not paid on a contingency basis and who has not been engaged by Tenant in the twenty-four (24) month period preceding the Review Period.  If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge.  If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge.  Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Operating Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Operating Expenses which was the subject of such audit, in which event Landlord shall pay the cost of such audit.  The payment by Tenant of any amounts pursuant to this Paragraph 6(f) at any time during the applicable Review Period shall not preclude Tenant from questioning the correctness of any Operating Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to dispute such

Operating Statement prior to the expiration of the applicable Review Period shall be conclusively deemed Tenant’s approval of the Operating Statement in question and the amount of Operating Expenses shown thereon.  In connection with any inspection and/or audit conducted by Tenant pursuant to this Paragraph 6(f), Tenant agrees to use reasonable efforts to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, provided, however, that nothing herein shall prohibit the disclosure or dissemination of such books, records, audit and/or information to Tenant’s or Tenant’s accountant’s attorneys, accountants, auditors, investors, lenders or partners or to any person or entity to the extent required by law or legal process or in connection with any dispute, suit or preceding between Landlord and Tenant.  Within a reasonable period after Landlord’s request, Tenant shall cause its employees and consultants performing the Audit and the Accountant to execute such reasonable confidentiality agreements as Landlord may reasonably require prior to conducting any such inspections and/or audits.

PARAGRAPH 7:                                                 REAL ESTATE TAXES:  For the purpose of this Lease, the following terms have the following meanings:

(a)                                 “Real Estate Taxes” (as used in Paragraph 6(a) and elsewhere in this Lease) shall mean the real estate taxes, assessments, sewer rentals, levies, impositions, charges and special assessments, or payments in lieu thereof, imposed -on the Building, including without limitation, town, village, county and school taxes and any traffic district or community district assessments, as well as increases from a change of ownership of the Building.  For purposes of inclusion in Operating Expenses, all special assessments shall be allocated over the maximum term allowed by law and shall include the interest charged for such allocation.  If, at any time during the Term, the methods of taxation prevailing on the Commencement Date shall be altered, modified, or changed, in whole or in part, so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, charges, special assessments, or payments in lieu thereof, now levied, assessed or imposed on the Building as of the Commencement Date (the “Existing Real Estate Taxes”), there shall be levied, assessed or imposed on the Property any taxes, assessments, levies, impositions, charges or special assessments not now levied, assessed or imposed on the Building as of the Commencement Date, including, without limitation:  (i) a tax assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, (ii) a tax assessment, levy, imposition of charge measured by or based in whole or in part upon the Building and imposed upon Landlord, (iii) a license fee measured by the rents payable by Tenant to Landlord, or (iv) any other governmental charges whether federal, state, city, county, or municipal, whether general or special, ordinary or extraordinary, foreseen or unforeseen, levied upon the Building, then all such in lieu or substitute taxes, assessments, levies, impositions, charges or special assessments, or the part thereof so measured or based, shall be deemed to be included within the term Real Estate Taxes for the purpose hereof.  Real Estate Taxes shall also include any expenses incurred by Landlord in attempting to obtain a reduction of Real Estate Taxes from the Taxing Authority, to the extent the Real Estate Taxes are reduced during the Term, Tenant’s Operating Payment shall be proportionately reduced.

(b)                                 “Taxing Authority” shall mean any State of California, County of San Mateo, City of South San Francisco taxing authority which shall impose Real Estate Taxes on the Building.

PARAGRAPH 8:                                                 HOLDOVER TENANCY:  If Tenant shall hold over without written permission from Landlord after the expiration of the Term or Tenant should fail to return the Premises in the condition specified in Paragraph 28 below, at Landlord’s option:  (a) Tenant shall be deemed to occupy the Premises as a tenant at sufferance, subject to immediate dispossession in accordance with law, at (i) for the first calendar month after the expiration of the Term, one hundred fifty percent (150%) of the Base Rent in effect during the last year of the Term, (ii) for the second calendar month after the expiration of the Term, one hundred seventy-five percent (175%) of the Base Rent in effect during the last year of the Term, and (iii) thereafter, two hundred percent (200%) of the Base Rent, and otherwise subject to all of the terms, covenants and conditions of this Lease; and (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.  Landlord’s acceptance of the increased rent in accordance with this Paragraph 8 shall in no way limit or affect Landlord’s rights and remedies under this Lease, at law or equity.  No extension or renewal of this Lease shall be deemed to have occurred by any holding over.  Notwithstanding anything set forth in this Paragraph 8 to the contrary, in the event Tenant has not exercised its first extension option pursuant to Paragraph 49 hereof, Tenant shall have the one-time right to extend the initial Lease Term for a period of up to three (3) months thereafter (“Temporary Extension Term”) by delivering written notice of the exercise of such right at least six (6) months prior to the expiration of the initial Lease Term which notice shall specify the period of the Temporary Extension Term Tenant shall select (which period shall be not less than one (1) month nor more than six (6) months), and provided that, at Landlord’s option, in addition to all remedies available to Landlord under this Lease, at law or in equity, Tenant is not in default under this Lease (after expiration of any applicable notice and cure period) as of the date Tenant delivers such notice to Landlord or the commencement of the Temporary Extension Term.  If Tenant timely exercises such renewal right, all of the terms and conditions of this Lease shall apply during the Temporary Extension Term, provided, however, that the monthly Base Rent payable by Tenant during the Temporary Extension Term shall be equal to one hundred twenty-five percent (125%) of monthly Base Rent applicable during the last rental period of the initial Lease Term.  Tenant shall defend, indemnify and hold Landlord harmless from and against all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term by any tenant to whom Landlord may have leased all or any part of the Premises and for all other losses, costs and expenses of any kind or nature, including reasonable attorney’s fees and costs, expert witness fees and costs and court costs incurred by Landlord as a result of such holdover, and such obligations shall survive the expiration or sooner termination of this Lease.

PARAGRAPH 9:                                                 TENANT ALTERATIONS:

(a)                                 Tenant shall not make any alterations, additions or improvements (collectively referred to as “Tenant Alterations”) in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, provided that such proposed Tenant Alterations (i) are nonstructural, (ii) do not affect the Building’s HVAC, plumbing, electrical, life safety or mechanical systems or services, (iii) do not affect any part of the Building other than the Premises, (iv) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and (v) do not reduce the value or utility of the Building.  Tenant shall be permitted to make, without Landlord’s consent, Tenant Alterations not exceeding $100,000.00 in any twelve (12) month period in value and for which Tenant is not required to obtain a permit from the applicable municipality and if such Alterations are of the type described in clauses (i), (ii), (iii)  and (iv) above (“Permitted Alterations”).  Any other Tenant Alteration may be approved or disapproved by Landlord for any reason or for no reason.  If Landlord consents to any Tenant Alterations to the Premises such Tenant Alterations shall be performed (a) at Tenant’s expense pursuant to plans and specifications approved by Landlord (not to be unreasonably withheld, conditioned or delayed) and (b) by a reputable and qualified contractor licensed in the State of California and reasonably approved by Landlord, and subject to any commercially reasonable covenants and conditions required by Landlord, including, without limitation, any commercially reasonable construction rules and regulations promulgated by Landlord for the Building.  Landlord’s approval of any plans and specifications for alterations, improvements, modifications or additions to the Premises or the Property shall not constitute a representation or warranty of Landlord (x) as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or conditions, (y) that such drawings, plans and specifications or any action taken pursuant thereto or in reliance thereon complies with, or is not in violation of, any applicable laws, rules or regulations or any standard of due care regarding engineering or structural design or quality of material, and Landlord does not assume any liability or responsibility therefor nor for any defect in construction from said drawings, but such approval shall merely be the consent of Landlord as required hereunder.  In no event shall Landlord be deemed to have consented to imposition of any lien against any interest of Landlord in the Building or the Premises and Landlord shall have the right, at all times, to post and to keep posted on the Premises all notices permitted and/or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises and any other parties having an interest therein, from all mechanic and materialmen’s liens, and Tenant shall give Landlord fifteen (15) days prior notice before commencing any Tenant Alterations (other than Permitted Alterations) for such purposes and for scheduling purposes.  All Tenant Alterations shall be done in a good and workmanlike manner with first-class quality materials in accordance with all laws, ordinances, and rules and regulations of any federal, state, county, municipal, or other public authority having jurisdiction over the Premises.  Tenant shall cause such work to be performed in a diligent manner and shall use commercially reasonable efforts as to minimize unreasonable interference with other tenants’ and occupants’ lawful use and enjoyment of their premises and business operations.  Tenant and its contractors shall comply with all commercially reasonable requirements Landlord may reasonably impose on Tenant or its contractors with respect to such work (including but not limited to, insurance, indemnity and bonding requirements), and shall deliver to Landlord a complete copy of the “as-built” or final plans and specifications for all Alterations so made in or to the Premises within thirty (30) days of completing the work (provided the work was of such a nature that such plans were actually prepared).  Tenant shall not place safes or vaults in the Premises without Landlord’s prior written consent, which shall not be reasonably withheld or delayed.

(b)                                 Any mechanic’s lien filed against the Premises or the Building for work or materials furnished to Tenant at Tenant’s request shall be discharged by Tenant, by payment or by bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord within twenty (20) days from the date of receipt of notice of the lien (provided that any such bond must be sufficient under applicable law to release the Premises and the Property from the lien).  Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall pay for Landlord’s reasonable attorneys’ fees for the defense of Landlord therein, by counsel reasonably satisfactory to Landlord, and satisfy and discharge any judgment entered therein against Landlord.

(c)                                  Tenant shall indemnify, defend and hold Landlord harmless from any (i) injury, damage, cost or loss sustained by persons or property as a result of any defect in the design, material or workmanship of Tenant Alterations, except to the extent caused by Landlord’s breach of this Lease or by the gross negligence or willful misconduct of Landlord, its agent, contractors or employees, and (ii) loss, liability, cost and expense (including, without limitation, attorney’s fees and court costs) incurred by Landlord, its agents, contractors, or employees, relating in any way to Tenant Alterations, including, without limitation, the imposition of any lien against the Premises or the Building by reason of any Tenant Alterations.

(d)                                 Except for those items listed on Exhibit G, all Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, attached to or built into the Premises, made by either of the parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits shall (unless, with respect to any Tenant Alterations proposed by Tenant Landlord expressly notified Tenant in writing as part of Landlord’s approval of the plans and specifications for such Alterations or at the time Tenant provides written notice to Landlord of any Permitted Alterations that Tenant must remove such Alterations prior to the expiration of the Term; provided, that Tenant, in any event, has requested Landlord in writing to make such determination) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary herein, Tenant’s furniture, fixtures and furnishings which are not permanently attached to the Premises, Tenant’s business machines and equipment which are not permanently attached to the Premises, and Tenant’s communications equipment shall be and remain Tenant’s personal property and may be removed by Tenant at any time, and must be removed by Tenant upon the expiration or earlier termination of this Lease.  As used in this Paragraph, “permanently attached” shall mean attached in such a manner as would result in material damage to the Premises if detached from the Premises.  Notwithstanding the foregoing, at any time during the Term, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to update Exhibit G.  Except as to those items listed on Exhibit G attached hereto, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, permanently attached to or built into the Premises shall become the property of Landlord upon the expiration of the Term.  If Tenant shall fail to remove any of its effects from the Premises (required by this Paragraph to be removed) within ten (10) days after the termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any actual, documented and reasonable costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and upon notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any actual and documented expenses incident to the removal, storage and sale of said personal property.  Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.  Notwithstanding anything to the contrary herein, Tenant shall have no obligation to remove the Emergency Generator upon or prior to the expiration or termination of the Term.

(e)                                  Tenant shall be responsible for removal, as needed, from the Premises and the Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises by Tenant or Tenant’s contract parties.  Tenant shall exercise due care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the Building.  If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof and Landlord notifies Tenant in writing that it intends to remove the same at Tenant’s expense and Tenant fails to remove the same with three (3) business days thereafter, Landlord may cause same to be removed or repaired, as the case may be, at Tenant’s cost and expense.  If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses promptly upon demand therefor.

(f)                                   Subject to Paragraphs 16(g) and 21, Tenant will be responsible for repairing any damage to the Building common areas caused by Tenant or its agents or contractors within fifteen (15) days after receipt of written notice by Landlord specifying the damage in reasonable detail; provided, however, that if such repairs cannot reasonably be completed within said 15-day period, Tenant shall have such time as is reasonably necessary under the circumstances to complete such repairs.  If such repairs are not completed within such time frame and Landlord gives Tenant at least five (5) business days prior written notice of Landlord’s intention to complete the same at Tenant’s expense, Landlord may cause the damage to be repaired at Tenant’s expense.  Within ten (10) days of receipt of an invoice therefor, Tenant shall reimburse Landlord for its actual costs and expenses in completing any such repair.

PARAGRAPH 10:                                          INTENTIONALLY OMITTED.

PARAGRAPH 11:                                          PROJECT SERVICES:  Subject to force majeure events and other causes beyond Landlord’s reasonable control, Landlord shall furnish Project Services, as defined herein, as specifically provided herein and, at a minimum, as in the manner generally provided in comparable buildings in the Brisbane/South San Francisco area including, but not limited to:

(a)                                 Utility Services:  Electricity to the Premises twenty-four (24) hours per day, seven (7) days per week, three-hundred sixty-five (365) days per year (“24/7”); hot and cold running water to the Premises 24/7 (however, as to the portion of the Premises located on the third floor only as provided in the Building standard restrooms); sewer to the Premises 24/7; refuse and rubbish removal (except for periodic removal during the day, which shall be Tenant’s obligation); lighting, and bulb, tube, lamp and ballast replacement for the Building standard light fixtures; and heating, ventilation and air conditioning.  Should Tenant, in Landlord’s reasonable judgment, use additional, unusual or excessive electricity in the portion of the Premises located on the third floor, Landlord reserves the right to charge Tenant Landlord’s actual costs for such services as determined either by a separate submeter installed at Tenant’s expense, or by another commercially reasonable method selected by Landlord.  Notwithstanding anything above or elsewhere in this Lease to the contrary, Tenant shall be separately metered for all electricity consumed in the ground floor portion of the Premises.

(b)                                 Common Area Maintenance Services:  Repair and maintenance of all interior and exterior common areas including parking areas and the roof so as to maintain the same in safe, “good” condition and working order.  Services include, but are not limited to, lighting, landscaping, cleaning, painting, resurfacing of the parking facilities, litter removal, painting, rodent/insect control, and window washing.  Window washing shall be performed not less frequently than twice per calendar year and lighting of the parking facilities shall be provided, at a minimum, between dusk and dawn, otherwise all of the foregoing services shall be performed at such times and with such frequency as substantially provided in comparable buildings in the City of South San Francisco.

(c)                                  Janitorial Services:  Cleaning service for the Premises (excluding the first (1st) floor portion of the Premises which shall be Tenant’s responsibility) consistent with the standards applied to other tenants of the Building, at Landlord’s expense (subject to reimbursement through Operating Payments), but at a minimum substantially consistent with janitorial services provided to tenants of comparable buildings in the City of South San Francisco provided that the Premises are kept in order by Tenant.  The services set forth in this Subparagraph shall only be furnished to Tenant five (5) days per week, excluding legal holidays observed by the United States government (“Holidays”).  Notwithstanding anything above or elsewhere to the contrary in this Lease, Tenant, at Tenant’s sole cost and expense, shall provide janitorial services to the ground floor portion of the Premises pursuant to a janitorial contract (and with a janitorial contractor) reasonably approved by Landlord.

(d)                                 Elevator Service:  There shall also be at least one elevator serving the Building available for Tenant’s use, 24/7.  Freight elevator use is subject to scheduling with Landlord’s property manager

(e)                                  Access Control:  Landlord shall not be liable for loss to Tenant, its agents, employees, and visitors arising out of theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, except if such loss, injury, or damage arises from the breach of this Lease by Landlord or the negligence or willful misconduct of Landlord so long as the change does not exceed the actual cost, without mark-up, of providing such service.

The services described in Subparagraphs (a) through (e) above shall be collectively referred to as “Project Services”.  The costs of Project Services shall be part of the Operating Expenses, subject to Paragraph 6(b).  Unless otherwise indicated, Project Services shall be furnished during normal Building hours, which are 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Sundays and Holidays observed by the United States government.  If requested by Tenant with twenty-four (24) hours prior notice, Landlord will make available heating, ventilating and air conditioning service to the third floor portion of the Premises at other times at a fixed rate of $50.00 per hour throughout the Lease Term Tenant shall have access to the parking facilities, Building and Premises at all times during the Term.

PARAGRAPH 12:                                          INTERRUPTION OF SERVICES:  Landlord shall not be liable to Tenant for damages upon any loss, damage, failure, interruption, defect or change in the character or supply of electricity or water to the Premises, and Tenant agrees that such supply may be interrupted in cases of emergency (provided Landlord uses its commercially reasonable efforts to restore such supply as soon as reasonably possible under the circumstances).  Notwithstanding any other provisions of this Lease, (i) if Landlord fails to provide Tenant access to the Premises or (ii) if any of the Project Services to be provided by Landlord are suspended or interrupted for any reason other than the willful acts or negligence of Tenant or by reason of force majeure and as a result thereof Tenant is not reasonably able to conduct its business at the Premises and Tenant actually ceases to conduct its business in all or a portion of the Premises (each, together with the Entry Abatement Condition described in Paragraph 19(d), an “Abatement Condition”), then Tenant may elect, by notice to Landlord, to have Base Rent due hereunder abate until such time as the access or applicable Project Services are restored to the Premises, subject to the following additional provisions having occurred in each instance:  (a) with respect to the Abatement Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof, which notice shall designate the cause of the Abatement Condition and the portion of the Premises which is not reasonably usable by Tenant for the Permitted Use (the “Abatement Space”) and the Abatement Condition in question shall have continued after Tenant has given notice, for a period of more than five (5) business day; and (b) Tenant has actually ceased using the Abatement Space for more than five (5) business day after the giving of notice of the Abatement Condition.  If, with respect to the Abatement Condition in question, the conditions of the immediately preceding sentence are fulfilled, then Base Rent shall abate, in the proportion that the rentable square foot area of the portion of the Premises that is not reasonably usable by Tenant for the Permitted Use (and not actually used therefor by Tenant) to the rentable square foot area of the Premises, for a period equal to the period during which Tenant actually ceases using the Abatement Space for the Permitted Use, but commencing no sooner than the day after the giving of notice of the Abatement Condition and ending no later than the date that the access or applicable Project Services are fully restored to Tenant.  Tenant agrees that any Abatement of Base Rent received by Tenant hereunder shall be Tenant’s sole and exclusive remedy solely for the suspension or interruption of Project Services on which such abatement was based.  Tenant shall not, however, be entitled to any abatement of Base Rent if the interruption or abatement in Project Services is solely the result of an interruption or abatement in the service of a public utility, provided such interruption or abatement is not the result of Landlord’s failure to timely pay the public utility or otherwise comply with the terms of service of the public utility.  By way of example only, there shall be no abatement of Base Rent if Landlord is unable to furnish water or electricity to the Premises if no water or electricity is then being made available to the Building by the supplying utility company or municipality, provided the reason for such unavailability is not Landlord’s failure to timely pay the utility company or municipality or otherwise comply with the terms of service of the utility company or municipality.

PARAGRAPH 13:                                          USE OF PREMISES:  Tenant agrees to:

(a)                                 Use the Premises for the Permitted Use and for no other purpose.

(b)                                 Use the Premises in compliance with all laws, ordinances, regulations or rules applicable to the Premises.  Tenant shall comply with all recorded covenants, conditions, and restrictions (“CC&Rs”), and the provisions of all ground or underlying leases now affecting the Property and those affecting the Property after the date hereof, so long as such new CC&Rs and/or ground or underlying lease do not materially increase Tenant’s obligations or decrease or impair Tenant’s rights under this Lease.  However, so long as it uses the Premises for the Permitted Use, Tenant shall not be obligated to make any alterations, improvements, renovations, or other changes to the Premises due to laws, ordinances, regulations or governmental orders now or hereafter in effect, unless such alterations, improvements, renovations, or other changes are required as a result of any Tenant Alterations In no event shall Tenant be responsible for legally required improvements to the common areas which may be triggered by the initial Tenant Improvements constructed by Tenant pursuant to Exhibit “C”.

(c)                                  Not do or permit any Tenant’s Parties to do anything in or about the Premises, or bring or keep anything in the Premises, beyond the Permitted Use, that may increase Landlord’s fire and extended coverage insurance premium, damage the Building or the Property, constitute waste, or be a nuisance, public or private.

(d)                                 Observe, perform and abide by all reasonable, non-discriminatory and uniformly enforced rules and regulations promulgated by Landlord and delivered in writing to Tenant from time to time, provided such rules and regulations (including all amendments and supplements thereto) do not materially interfere with the Permitted Use or conflict with the terms of this Lease.  The initial Rules and Regulations, which Tenant has agreed to, are attached hereto as Exhibit F.  In the event of any conflict between the terms of this Lease and the terms of any rules and regulations promulgated by Landlord (including Exhibit F hereto), the terms of this Lease shall prevail and control.

PARAGRAPH 14:                                          SIGNS AND GRAPHICS:  Landlord will, at Landlord’s expense, provide Tenant with a Building standard directory sign, floor lobby signage on all Tenant occupied floors and suite signs on all Tenant occupied floors.  Except as provided in this Paragraph 14, Tenant shall not place any lettering, sign, advertisement, notice or object (collectively, “Signage”) on the windows or doors or on the outside of the perimeter walls of the Premises unless Landlord has given prior written consent and Tenant has obtained all applicable governmental approvals or the placement or posting of such Signage is required by code or other laws or such Signage is located in the shipping and receiving area of the Premises or in the Emergency Generator area.  Any sign or lettering not approved by Landlord (where Landlord’s approval is required) may be removed by Landlord following five (5) business days prior written notice to Tenant of Landlord’s intention to remove the same and the cost of such removal and any necessary repair shall be paid for by Tenant.  Subject to the approval of all applicable governmental and quasi-governmental entities, and subject to all applicable governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Building, Landlord hereby grants Tenant the non-exclusive right to have one (1) Building exterior identification sign containing the name “Veracyte” in a location on the west facing side of the Building (the “Exterior Sign”).  The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant’s Exterior Sign shall be (i) consistent with the quality and appearance of the Building, (ii) subject to the approval of all applicable governmental and quasi-governmental authorities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Building, and (iii) subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed).  Tenant shall install Tenant’s Exterior Sign at Tenant’s sole cost and expense.  In addition, Tenant shall be responsible for all other costs attributable to the fabrication, insurance, lighting (if applicable), maintenance, repair and removal of Tenant’s Exterior Sign.  The Exterior Sign right granted to Tenant under this Paragraph 14 is personal to the original Tenant executing this Lease (“Original Tenant”) and any Permitted Transferee (as defined in Paragraph 18) that is an assignee of Original Tenant’s entire interest in this Lease (herein, a “Permitted Assignee”) and may not be exercised or used by or assigned to any other person or entity.  In addition, Original Tenant (or such Permitted Assignee) shall no longer have any right to Tenant’s Exterior Sign if at any time during the Term the Original Tenant (or such Permitted Assignee) does not lease and occupy at least 50% the entire Premises then leased by Original Tenant (or such Permitted Assignee) hereunder.  Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage rights under this Paragraph 14, Landlord shall have the right to permanently remove Tenant’s Exterior Sign from the Building and to repair all damage to the Building resulting from such removal and restore the affected area to its original condition existing immediately prior to the installation of such Exterior Sign, and Tenant shall reimburse Landlord for the reasonable costs thereof; provided, however, that Tenant shall have no obligation to reimburse Landlord for any costs arising out Landlord’s or its contractor’s improper or negligent removal of Tenant’s Exterior Sign.

PARAGRAPH 15:                                          INDEMNIFICATION; COMPLIANCE WITH LAW:

(a)                                 Subject to Paragraphs 16(g) and 21, Tenant shall defend, indemnify and hold Landlord and its officers and directors (collectively, the “Landlord Indemnitees”) harmless from and against any and all written demands, causes of action, judgments, costs, expenses, losses (excluding lost profits and lost revenues), damages (excluding special, indirect, punitive and consequential damages), claims, or liability for any damage to any property or injury, illness or death of any person (i) occurring in the Premises at any time during the Term from any cause other than the negligence or willful misconduct of Landlord or its agents, employees or contractors; (ii) occurring during the Term in or on the Property other than the Premises, to the extent such damage, injury, illness or death shall be caused in whole or in part by any act or omission or willful or criminal misconduct of Tenant or any agent, employee or contractor of Tenant; (iii) arising out of claims for labor performed or materials furnished to Tenant at its request or the performance of any work done by or at the request of Tenant, whether or not Tenant obtained Landlord’s permission to have such work done, labor performed or materials furnished; or (iv) arising out of or in any way related to any breach of a covenant in this Lease to be performed by Tenant.

(b)                                 Subject to Paragraphs 16(g) and 21, Landlord shall defend, indemnify and hold Tenant and its officers and directors, (collectively, the “Tenant Indemnitees”) harmless from and against any and all written demands, causes of action, judgments, costs, expenses, losses (excluding lost profits and lost revenues), damages (excluding special, indirect, punitive and consequential damages), claims, or liability for any damage to any property or injury, illness or death of any person (i) occurring in the Premises, Building or Property at any time during the Term to the extent such damage, injury, illness or death shall be caused in whole or in part by negligence or willful or criminal misconduct of Landlord or its agents, employees or contractors; (ii) arising out of claims for labor performed or materials furnished to Landlord at its request or the performance of any work done by or at the request of Landlord; or (iii) arising out of any breach of a covenant of this Lease to be performed by Landlord.

(c)                                  In addition, subject to Paragraph 13(b) above and Paragraph 15(d) below, Tenant, at its expense, shall comply with all laws, regulations and governmental orders with respect to Tenant’s use or occupancy of and Alterations to, the Premises including, without limitation, any Environmental Laws (as hereinafter defined) applicable to Tenant.  Landlord shall be responsible for any repairs, maintenance, alterations, improvements and other changes of or to the common areas of the Property which are required to comply with Title III of the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder, and all similar laws and regulations of the State of California (collectively, the “ADA”), and the cost thereof may be an Operating Expense in accordance with Paragraph 6, except as provided in the following sentence.  If alterations to the common areas of the Property are required in order to comply with the ADA as a result of Tenant Alterations within the Premises or Tenant’s use of the Premises for other than the Permitted Use, the reasonable cost thereof shall be paid by Tenant within twenty (20) days after receipt of Landlord’s written demand therefor accompanied by invoices substantiating the costs demanded by Landlord.  Landlord shall be responsible for the cost and expense of upgrading the Building (including the common areas) to comply with the ADA as in effect and applicable to the Building as of the date hereof and to maintaining the Building (including the common areas) in compliance with the ADA.  Tenant shall maintain the Premises in compliance with the ADA at its cost and expense provided that such compliance is not necessitated by Landlord’s failure to comply with its obligations under this Paragraph.

(d)                                 As used in this Lease, the following terms have the following meanings:

(i)                                     “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, governmental order or permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

(ii)                                  “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required in order to comply with any Environmental Law including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan, if applicable.

(iii)                               “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, methane, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), Freon and other chlorofluorocarbons, “biohazardous waste,” “medical waste,” “infectious agent”, “mixed waste” or other waste under California Health and Safety Code §§ 117600 et, seq.

(iv)                              “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

(e)                                  Tenant will during the Term (i) obtain and maintain in full force and effect all Environmental Permits, if any, that may be required of Tenant from time to time under any Environmental Laws applicable to Tenant and its business operations in the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits, if any.  On or before the date Tenant commences business operations in the Premises and thereafter from time to time within twenty (20) days after receipt of Landlord’s written request (not to be requested more than twice per calendar year), Tenant shall provide to Landlord copies of all Environmental Permits, if any, applicable to Tenant and its business operations in the Premises.

(f)                                   Tenant shall not during the Term cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated or disposed of on, in or under the Premises by Tenant, its agents, employees, subtenants or contractors (collectively, “Tenant’s Parties”) except in accordance with applicable Environmental Law.  Landlord acknowledges that it is not the intent of this Paragraph 15(f) to prohibit Tenant from operating its business for the uses permitted hereunder.  Tenant’s use of the Premises may involve Hazardous Materials so long as such Hazardous Materials are used, stored, generated and disposed of in accordance with applicable Environmental Law. Tenant agrees to deliver to Landlord, prior to the Commencement Date, Tenant’s Hazardous Materials Business Plan (EPCRA 312) for the Premises and a list identifying each approval or permit, if any, required in connection with Tenant’s use, storage and disposal of Hazardous Materials at the Premises (collectively, the “Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Commencement Date.  Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Commencement Date or, if unavailable at that time, promptly after the receipt from or submission to any Governmental Authority:  plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks to contain Hazardous Materials shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion except as to above ground storage tanks which are part of the Emergency Generator as to which Landlord shall not unreasonably withhold its consent); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove or remediate (as required by Environmental Law) from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials which were are installed, brought upon, stored, used, generated or disposed of (in violation of Environmental Law) in, under or about the Premises, the Building or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease (such Hazardous Materials being referred to herein as “Tenant Hazardous Materials”).

(g)                                  At any time during the Lease Term, if Landlord reasonably believes that there has been a Release of Tenant Hazardous Materials in the Premises in violation of Environmental Law, Landlord shall have the right, at Landlord’s sole cost and expense (unless such Release was caused by Tenant in which event the cost of such assessment (including any “Phase I” and “Phase 2” assessment) shall be at Tenant’s sole cost and expense), to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Property that Landlord reasonably believes may have been affected adversely by the alleged Release (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Tenant

Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Tenant Hazardous Materials.  Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report).  Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Paragraph 15(g) (beyond the expiration of all applicable notice and cure periods pertaining to Tenant Hazardous Materials).  Landlord shall conduct such environmental assessments at times and in manner that does not unreasonably interfere with Tenant’s operations in the Premises, including complying with Tenant’s commercially reasonable safety requirements while on the Premises.

(h)                                 If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section (iv) indicates there has been a Release of Tenant Hazardous Materials in violation of Environmental Law resulting in contamination and such Release requires investigation and/or active response action pursuant to Environmental Law, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall immediately undertake Corrective Action with respect to such contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) and in accordance with applicable Environmental Laws, at no expense to Landlord and by an environmental consulting firm reasonably acceptable to Landlord.  Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Property (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below).  If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of the Term of this Lease, Landlord, upon being given forty-eight (48) hours’ advance notice, may, in Landlord’s sole discretion, elect (without limiting any of the Landlord’s other rights and remedies under this Lease, at law and/or in equity), to provide, at an “access fee” equal to one hundred fifty percent (150%) of the monthly Base Rent in effect for the last month immediately preceding the expiration or earlier termination of the Term of this Lease, access to the Premises, the Building and the Property as may be requested by Tenant and its consultants and contractors to accomplish the Corrective Action.  The access fee shall be payable monthly on the same basis monthly Base Rent was previously paid.  Tenant, its consultants and/or its contractors may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s reasonable approval (not to be unreasonably withheld, conditioned or delayed).  Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of the Term of this Lease so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Property.  Landlord shall provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant’s Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws.  It shall be reasonable for Landlord to require Tenant to deliver a “no further action” letter or substantially similar document from the applicable governmental agency.  Landlord shall continue to provide access and Tenant shall continue to pay the access fee until such time as such corrective action is completed Tenant notifies Landlord in writing that it no longer requires access to the Premises, Building or Property.  Tenant agrees, to the extent applicable and reasonably practicable, to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultants and governmental agencies asserting jurisdiction over the Corrective Action) in a location or locations which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises and the Building to a subsequent user or users.  However, Landlord acknowledges that the location of such equipment will be subject to the approval of the governmental agencies asserting jurisdiction over the Corrective Action.

(i)                                     Notwithstanding anything to the contrary herein, Landlord acknowledges and agrees that Tenant shall have no obligation to perform any Corrective Action or otherwise investigate, monitor, remediate, remove or respond to, or to indemnify, defend or hold harmless Landlord or Landlord Parties (as defined below) for or in connection with, any Hazardous Materials now or hereafter located on, in or under the Premises, Building or Property unless the Hazardous Materials consist of Tenant Hazardous Materials.

(j)                                    Tenant agrees to promptly notify Landlord of any Release of Tenant Hazardous Materials in the Premises, the Building or Property of which Tenant becomes actually aware during the Term of this Lease provided such Release is in violation of applicable Environmental Laws.

(k)                                 To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and its members, officers and directors (collectively, “Landlord Parties”) from and against any and all claims (including personal injury claims), damages, (excluding special, indirect, punitive and consequential damages), judgments, suits, causes of action, losses (excluding lost profits and revenues), liabilities, penalties, liens, fines, expenses and costs (including, without limitation, investigation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims with Tenant’s approval, reasonable attorneys’, consultant and expert fees, and court costs) which result from the use, treatment, storage, transportation, handling or presence of Tenant Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property, including arising from or caused in whole or in part, directly or indirectly, by (i) any violations by Tenant or any of Tenant’s Parties of any Environmental Laws in connection with the use, treatment, storage, transportation, or handling of Tenant Hazardous Materials at the Premises and/or the Affected Areas, and (ii) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  Landlord represents to Tenant that, to Landlord’s actual knowledge as of the date hereof, except as may be disclosed in the Environmental Report (as defined below), neither the Building nor the Property currently contains any Hazardous Materials in violation of any existing Environmental Laws.  As used herein, the term “Environmental Report” shall mean that certain Phase I Environmental Site Assessment, prepared by Eckland Consultants Inc. dated September 6, 2006.

As used herein, the phrase “actual knowledge” shall mean the actual knowledge of Wayne Wiebe, Landlord’s property manager for the Project, without investigation or inquiry or duty of investigation or inquiry.  Landlord’s property manager for the Project is making such representation and warranty on behalf of Landlord and not in such persons’ individual capacity and, as a result, Landlord (and not such individual) shall be liable in the event of a breach of this representation.

(l)                                     To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s Parties from and against any and all claims (including personal injury claims), damages (excluding special, indirect, punitive and consequential damages), judgments, suits, causes of action, losses (excluding lost profits and revenues), liabilities, penalties, liens, fines, expenses and costs (including, without limitation, investigation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims with Landlord’s approval, reasonable attorneys’, consultant and expert fees, and court costs) which result from (a) the presence, in violation of applicable Environmental Laws, of Hazardous Materials on, in or under the Premises or Building as of the date of this Lease and/or (b) any Hazardous Materials installed, brought upon, stored, used, generated or disposed of (in violation of Environmental Law) on, in or under the Premises, Building or Property by Landlord or any of its agents, employees or contractors during the Term. Landlord’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any repair, cleanup or detoxification or decontamination of the Premises or Building required by Environmental Laws, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  The provisions of this Paragraph 15(l) will survive the expiration or earlier termination of this Lease.

(m)                             Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations.  Landlord and Tenant therefore agree as follows:

(i)                                     Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind emanating from the Premises except in compliance with, and subject to, the restrictions set forth in this Lease.

(ii)                                  If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the office portion of the Premises in a manner that does not release odors affecting any indoor or outdoor part of the office portion of the Premises, Tenant shall vent the Premises through such system.  If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable laws vent all fumes and odors from the office portion of the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment in any portion of the Premises shall be subject to Landlord’s approval.  Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and if Tenant violates this subparagraph, Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

(iii)                               With respect to the lab portion of the Premises and without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that emanate from the Premises.  Any work Tenant performs under this Section (l)(iii) shall constitute Alterations.

(iv)                              Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

(v)                                 If Tenant fails to install satisfactory odor control equipment as required under subparagraph (ii) above within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.

PARAGRAPH 16:                                          INSURANCE AND WAIVER OF SUBROGATION:

(a)                                 Landlord agrees that throughout the Term it will insure the Building (excluding any property which Tenant is obligated to insure) in amounts customarily carried by prudent owners of comparable buildings, against loss due to fire and other casualties included in “special form” extended coverage property insurance.  In addition, throughout the term, Landlord will maintain commercial general liability and such other insurance customarily carried by prudent owners of comparable building, including any insurance which may be required by any lender with a deed of trust encumbering the Property.

(b)                                 Commencing as of the date Tenant enters the Premises for the purpose of performing the Tenant Improvements and continuing throughout the Term, Tenant will, at its own expense, maintain commercial liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual coverage in support of the indemnifications of Landlord by Tenant under this Lease) with respect to the Premises and Tenant’s activities in and about the Premises, Building and Property, providing bodily injury and property damage coverage, in amounts no less than:

(i)                                     $3,000,000 combined single limit with respect to bodily injury or death to any one person;

(ii)                                  $3,000,000 with respect to bodily injury or death arising out of any one occurrence;

(iii)                               $1,000,000 with respect to property damage or other loss arising out of any one occurrence;

(iv)                              business income insurance;

(v)                                 property insurance with respect to Tenant’s personal property and Tenant Alterations in excess of Building standard, to be written on a “Special Form” basis for full replacement cost; and

(vi)                              workers compensation in statutory amounts and employer’s liability insurance with minimum coverages of $1,000,000;

(vii)                           Such additional insurance (other than earthquake, terrorism, environmental or flood insurance) in such amounts as Landlord shall reasonably require provided that the type of additional insurance and the amount of additional insurance are in all instances being generally required of tenants (with uses similar to Tenant’s hereunder) by landlords of comparable buildings located in South San Francisco, provided that Landlord shall not require any additional insurance during the first five (5) calendar years during the term.

(c)                                  Said insurance is to be written by good and solvent insurance companies of recognized standing, admitted to do business in the State of California and which have an A.M. Best’s rating of at least A-, VII.  Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make such payments, and in such latter event Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be Additional Rent and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder.  Certificates of Tenant’s insurance required above shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Landlord during the Term.  In the event Tenant shall fail to procure and place such insurance, Landlord may, but shall not be obligated to, after not less than ten (10) days prior written notice to Tenant that Landlord intends to procure and place the same at Tenant’s expense, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were Additional Rent reserved hereunder.

(d)                                 Nothing in this Paragraph shall prevent Tenant from obtaining insurance of the kind and in the amount specified above under a blanket insurance policy covering other properties as well as the Premises provided that the per location coverage afforded to the Premises shall not be less than the required coverage specified herein.  Tenant shall deliver certificates of all such policies prior to the Commencement Date and each anniversary date thereafter.  Tenant agrees that Landlord will be an additional insured under Tenant’s commercial general liability insurance policies with respect to the Premises.

(e)                                  Landlord will not carry insurance of any kind on Tenant’s fixtures, furnishings, equipment or other property or Tenant Alterations, and, except as provided by law or the terms of this Lease or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.  In addition, Landlord will not carry business interruption insurance for the benefit of Tenant.

(f)                                   Tenant shall not do or keep or permit anything to be kept in the Premises not permitted by the Permitted Use which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord.  If Tenant violates the preceding sentence and such violation causes, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord to be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such violation on the part of Tenant, which sum shall be deemed to be Additional Rent and collectible as such.

(g)                                  Tenant and Landlord release each other and waive any right of recovery against each other for loss, damage or injury to the waiving party or its respective property (including, without limitation, the Premises, Building and Property, as the case may be) which occurs in or about the Premises, Building or Property, whether due to the negligence of either party, its agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage is insured against under the terms of a “special form” property insurance policy or would have been insured had the injured party carried the “special form” property insurance required of it hereunder.  Tenant and Landlord agree that all policies of property insurance obtained by either of them in connection with the Premises and the Property, as the case may be, shall contain appropriate waiver of subrogation clauses by the insurer.

PARAGRAPH 17:                                          REPAIRS:  Except to the extent Landlord is expressly obligated under this Lease, and subject to Paragraphs 16(g) and 21,  Tenant, shall, throughout the Term of this Lease, keep the interior, non-structural portions of the Premises, including all fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the interior, non-structural portions of the Premises and replace or repair all damaged or broken fixtures, together with all portions of the HVAC, electrical, plumbing, and lab systems solely serving the Premises from the point that such systems solely serve the Premises and all portions of all fume hoods and other exhaust systems located within the Premises (all such systems collectively being referred to as the “Premises Systems”), in good condition and repair.  Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in good order, condition and repair and in compliance with all applicable laws.  Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures.  Tenant shall enter into and pay for industry standard maintenance contracts for the HVAC system installed by Tenant that solely serves the ground floor portion of the Premises (“Tenant’s Dedicated HVAC”) in accordance with the manufacturers’ recommended operating and maintenance procedures.  Such maintenance contracts shall be with reputable contractors, reasonably satisfactory to Landlord.  Tenant shall be solely responsible for the cost of all improvements or alterations to the Premises that are required by Tenant’s specific use of the Premises and/or triggered by reason of alterations or improvements to the Premises made by Tenant or the Premises Systems.  Notwithstanding the foregoing, if Tenant fails to make such repairs and the same constitutes a Tenant’s Default under Paragraph 25(c), Landlord may, but need not, make such repairs, and Tenant shall pay Landlord the actual, documented out-of-pocket costs thereof.  Subject to Paragraphs 16(g) and 21, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant’s fixtures, furniture and equipment.  Subject to Paragraphs 16(g) and 21, Landlord shall maintain in good working order, condition and repair the exterior and the structural portions of the Building (including all foundations, floor and ceiling slabs, load bearing walls,  roof and roof membrane),  including the structural portions of the Premises, and the public portions (i.e., common areas) of the Building interior and the Land, the parking facilities serving the Building, and the Building plumbing, sewer, electrical, heating, air conditioning and ventilating systems serving the Premises.  If Tenant acquires actual knowledge of any condition in the Premises which Tenant believes this Paragraph obligates Landlord to repair, Tenant will promptly give Landlord notice thereof.  Except as otherwise provided in Paragraph 12, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making repairs, alterations, additions or improvements (collectively, the “Work”) in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof.  It is specifically agreed that, except as specifically set forth in Paragraph 12 hereof, Tenant shall not be entitled to any setoff or reduction of Rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease.

PARAGRAPH 18:                                          ASSIGNMENT AND SUBLETTING:

(a)                                 Except as provided in subparagraph (g) below, Tenant shall not assign or sublet, in whole or in part, all or any part of the Premises, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  In addition, Tenant shall not mortgage or encumber this Lease without Landlord’s prior written consent.  The transfer or issuance of 50% or more of the stock or the equity or ownership interests in Tenant, whether in a single transaction or a series of transactions shall be deemed an assignment of this Lease, excluding, however, the transfer or issuance of the outstanding capital stock or other equity interest of any corporate, limited liability company or partnership through any “over-the-counter market” or through any recognized stock exchange.

(b)                                 Tenant shall, at the time Tenant requests consent of Landlord, deliver to Landlord such information respecting the proposed assignee or subtenant, the name, address, nature of business, ownership structure, and most recent financial statement (if any), and Landlord shall after receipt of all required information elect one of the following notice of such election shall be provided to Tenant within fifteen (15) days after Landlord’s receipt of such request:  (i) consent to such proposed assignment or sublease, which consent shall not be unreasonably withheld or conditioned; (ii) reasonably refuse such consent; or (iii) in the case of an assignment that is not an assignment to a Permitted Transferee, elect to terminate this Lease, or, in the case of a partial sublease to a non-Permitted Transferee that is greater than fifty percent (50%) of the Premises (either in one (1) transaction or when aggregated with any existing sublease), terminate this Lease as to the portion of the Premises proposed to be sublet (such portion to be hereinafter referred to as the “Eliminated Space”).  Upon a termination of this Lease as to the entire Premises pursuant to the provisions of clause (iii) above, Tenant’s obligations hereunder shall cease as of the date of termination, provided that Tenant shall not be relieved of any obligations that have accrued prior to the date of termination.  Upon a termination of this Lease as to less than the entire Premises pursuant to the provisions of clause (iii) above, the Base Rent hereunder shall be reduced as of the effective date of such termination (i) Tenant’s obligations with respect to the Eliminated Space shall cease as of the date of surrender of the Eliminated Space, provided that Tenant shall not be relieved of any obligations that have accrued prior to the date of surrender, (ii) Base Rent shall be reduced as of the Transfer Date by an amount equal to the product of (xx) the Base Rent, and (yy) a fraction, the numerator of which is the number of rentable square feet proposed to be sublet and the denominator of which is Tenant’s Rentable Square Footage, and (iii) the Tenant’s Share shall be proportionately reduced as of the effective date of such termination to reflect the deletion of the Eliminated Space from the Premises.  If Landlord causes a surrender of the Eliminated Space, Landlord, at Landlord’s expense, may make such alterations as Landlord deems necessary to physically separate the Eliminated Space from the balance of the Premises.

(c)                                  No subletting or assignment by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent, the Operating Payment or any other Additional Rent.  Any purported assignment or subletting in violation of this Paragraph 18 shall be void at Landlord’s sole option.  The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

(d)                                 If for any assignment or sublease, the rent received by Tenant, less Tenant’s costs for (i) brokerage commissions then customary in the market; (ii) reasonable marketing expenses and attorneys’ fees; (iii) any alterations or improvements made by Tenant for the benefit of the assignee or subtenant; (iv) any improvement or furniture allowances paid to the assignee or subtenant; and (v) any free rent given to the assignee or subtenant, is in excess of the Rent payable by Tenant hereunder (if a portion of the Premises is subleased, fairly allocable to such portion), Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of such excess within twenty (20) business days after Tenant’s receipt of each such payment.

(e)                                  Tenant shall pay all out-of-pocket costs of Landlord in reviewing and/or approving any sublease or assignment, including without limitation, reasonable attorneys’ fees, provided that such costs do not exceed $2,500 in any one sublease or assignment transaction.

(f)                                   So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Paragraph 18, Tenant may assign its entire interest in this Lease or sublet all or any part of the Premises, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”):  (i) Tenant is not in Default beyond any applicable notice and cure periods under this Lease; (ii) the Permitted Use does not change; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a financial strength and wherewithal (evidenced by tangible net worth) which is at least equal to the greater of Tenant’s financial strength and wherewithal (evidenced by tangible net worth) at the date of this Lease or Tenant’s financial strength and wherewithal (evidenced by tangible net worth) as of the day prior to the proposed purchase, merger, consolidation or reorganization.  Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.  As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.  An assignee of Original Tenant’s entire interest in this Lease may be referred to herein as an “Affiliate Assignee.”  In no event shall a Permitted Transfer release Tenant from its obligations under this Lease.

PARAGRAPH 19:                                          ADDITIONAL RIGHTS RESERVED TO LANDLORD:  Without notice (unless otherwise indicated below) and without liability to Tenant or without effecting an eviction or disturbance of Tenant’s use or possession, Landlord shall have the right to (a) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Property as Landlord shall deem appropriate in its sole discretion, provided such changes do not materially interfere with Tenant’s use or occupancy of the Premises or with Tenant’s use of the parking facilities or common areas of or serving the Building; (b) subject to the terms and conditions of the following paragraphs, enter the Premises to inspect, alter or repair the Premises or the Building or perform any acts related to the safety, protection, reletting, sale, mortgaging, or improvement of the Premises or the Building, or to enter the office portion of the Premises to perform janitorial services; (c) change the name or street address of the Building; (d) install and maintain in compliance with law signs on and in the Building, excluding the Premises; and (e) make such reasonable and non-discriminatory rules and regulations as, in the sole reasonable judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Premises, the Building and the preservation of good order therein, subject to the terms of this Lease, and provided that such rules and regulations do not materially interfere with the Permitted Use or conflict with the terms of this Lease.  Further, Tenant agrees that Landlord and its agents may inspect the Premises at any reasonable time for the purpose of serving, posting or keeping posted thereon notices provided for hereunder.

(a)                                 The entry of Landlord and its agents, representatives, employees and contractors (collectively, “Landlord’s Personnel”) into the Premises pursuant to clause (b) of the preceding paragraph shall be governed by the following paragraphs:

(b)                                 Subject to the last sentence of this paragraph, Landlord and Landlord’s Personnel may enter the Premises to perform the activities described in clause (b) above at any reasonable time or time during the Term, but upon not less than two (2) business days advance written notice to Tenant (describing in reasonable detail the purpose of Landlord’s proposed entry and those portions of the Premises that will be affected by such entry), except in cases of emergency, where less notice may be given or no notice if circumstances do not permit.  Landlord acknowledges the confidential nature of Tenant’s business and shall, notwithstanding anything to the contrary herein, comply with all commercially reasonable security requirements of Tenant (except in cases of emergency) and keep and maintain any knowledge gained through inspection of or access to the Premises by Landlord or Landlord’s Personnel confidential.  Landlord’s Personnel may not enter the Premises to show the Premises to prospective tenants until the last nine (9) months of the Term.

(c)                                  As a condition to entry into the Premises (except in cases of emergency), Tenant shall have the right to require that any Landlord Party entering the Premises:  (i) sign in and out, (ii) wear a visitor’s badge, (iii) be accompanied by security or other personnel of Tenant at all times while on the Premises, so long as such escort is available at the time of Landlord’s intended entry; (iv) sign a commercially reasonable confidentiality agreement; and (v) comply with Tenant’s other reasonable safety, gowning and training requirements to protect the integrity of any Tenant’s business operations at the Premises.

(d)                                 Landlord shall use reasonable efforts to schedule the activities described in clause (b) above at times other than during normal office hours (except in cases of emergency), shall not undertake or authorize any activity that will cause Tenant to violate any laws, and shall otherwise use commercially reasonable efforts to ensure that any entry or work shall not interfere in any material respect with Tenant’s use or occupancy of the Premises.

Notwithstanding any other provisions of this Lease, if because of the entry of Landlord or Landlord’s Personnel into the Premises or any repairs, alterations, work or other activities performed by Landlord or Landlord’s Personnel Tenant is not reasonably able to conduct its business in all or a portion of the Premises and Tenant actually ceases to conduct its business in all or a portion of the Premises (each, an “Entry Abatement Condition”), then Tenant shall have the same rights as provided in Paragraph 12 above.

PARAGRAPH 20:                                          AS-IS:  Except as otherwise provided herein, and without limitation of Landlord’s obligations under this Lease, Tenant agrees to accept possession of the Premises in its then “AS-IS” physical condition on the Commencement Date, it being understood and agreed that Landlord shall not be obligated to make any improvements, alterations or repairs to the Premises, except as expressly provided in this Lease including Exhibit C.

PARAGRAPH 21:                                          CASUALTY, CONDEMNATION AND UNTENANTABILITY:

(a)                                 If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause or taken in a condemnation proceeding, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Paragraph as hereinafter provided), but subject to the provisions set forth in Paragraph 21(c) below, Landlord shall repair the damage and restore and rebuild the Building and/or the Premises, at its expense, after notice to it of the damage or destruction or condemnation; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s property nor to restore any of Tenant Alteration.

(b)                                 If (i) the Building or the Premises shall be partially damaged or partially destroyed by fire or other cause or taken in a condemnation proceeding, the Rent payable hereunder shall be abated in proportion to the portion of the Premises that shall have been rendered untenantable (which shall include, without limitation, inability to access the Premises) and for the period from the date of such damage or destruction or condemnation to the date the damage shall be repaired or restored; or (ii) the Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) partially damaged or partially destroyed by fire or other cause or taken in a condemnation proceeding, the Rent payable hereunder shall be abated by Landlord in an equitable manner to the extent that the Premises or such portion thereof is unfit for occupancy and is not occupied by Tenant and for the period from the date of such damage or destruction or condemnation to that date the damage shall be repaired or restored; in each case, only to the extent of the insurance proceeds actually paid to Landlord, provided, however, that should Tenant reoccupy a portion of the Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, Rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

(c)                                  If (i) the Building shall be damaged or destroyed by fire or other cause (whether or not the Premises are damaged or destroyed) as to require (A) a reasonably estimated expenditure of more than 40% of the full replacement cost of the Building immediately prior to the casualty or (B) a period of more than nine (9) months will be required for Landlord to complete any repairs or replacements, as such period(s) is/are reasonably estimated by Landlord (“Landlord’s Estimate”) , then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty.  In case of any damage or destruction or condemnation mentioned in this Paragraph, if (a) Landlord’s Estimate is more than nine (9) months or (b) Landlord has not theretofore terminated this Lease and if Landlord has not completed the required repairs and restored and rebuilt the Building and the Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding two (2) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control, Tenant may terminate this Lease, by notice given to Landlord thereafter but in the case of (b) only prior to the completion of such required repairs.

(d)                                 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Paragraph.  Landlord shall use reasonable efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant’s use and occupancy.

(e)                                  Notwithstanding anything to the foregoing provisions of this Paragraph, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent hereunder, but the total amount of such Rent not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

(f)                                   The provisions of this Paragraph are Tenant’s sole and exclusive rights and remedies in the event of a Taking.  To the extent permitted by applicable law, Tenant waives the benefits of any law including, including, but not limited to, Section 1265.130 of the California Civil Code or any successor statutes or laws, that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Paragraph.

PARAGRAPH 22:                                          PARKING:  In the event Tenant notifies Landlord by written notice sent no later than ten (10) days after the Commencement Date, Landlord shall, at Tenant’s sole cost and expense, provide at least five (5) electric or hybrid vehicle charging stations within the parking facilities for the Property, which five (5) spaces taken up by the charging stations shall be deducted from Tenant’s parking allotment.  At all times during the Term (i.e., twenty-four (24) hours per day, seven (7) days per week), Tenant, its employees and invitees shall be entitled to utilize the Authorized Parking Spaces located within the parking facilities for the Property, on an unreserved, first-come, first-serve basis in common with other tenants and occupants, subject to Landlord’s reasonable control.  Landlord may change or reconfigure the parking facilities and designate the parking spaces therein, construct or repair any portion thereof, and do such other acts within such areas as Landlord deems reasonably necessary to maintain the parking facilities in good working order so long as the foregoing are permitted by applicable codes, regulations and laws including, without limitation, the ADA, and Tenant, its employees and invitees continue to have the right to utilize all of the Authorized Parking Spaces twenty-four (24) hours per day, seven (7) days per week during the Term.  Landlord shall not be liable for any damage to, or any theft of, vehicles, or contents thereof, within the parking facility.  Landlord, in compliance with all applicable laws,  reserves the right in its absolute discretion to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate so long as Tenant is provided with use of its parking allocation in this Lease.

PARAGRAPH 23:                                          INTENTIONALLY OMITTED:

PARAGRAPH 24:                                          LIMITATION OF LANDLORD’S LIABILITY:

(a)                                 The term “Landlord” as used herein shall mean only the owner of the Property or the tenant of the entire Property under an underlying lease.  Upon Landlord’s transfer and conveyance of fee title to the Property or assignment of its entire interest in an underlying lease of the entire Property (if applicable), the transferor/assignor Landlord shall be relieved of all covenants and obligations of Landlord hereunder accruing after the effective date of the transfer or assignment if the transferee or assignee Landlord assumes in writing all such covenants and obligations of Landlord hereunder accruing after the effective date of the transfer or assignment, and as to such covenants and obligations Tenant shall look solely to the successor in interest of the transferor/assignor as Landlord hereunder.  Tenant agrees to attorn to the transferee or assignee if such transferee or assignee recognizes this Lease and Tenant’s rights hereunder, such attornment to be self-operative.

(b)                                 IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY FAILURE OF OTHER TENANTS IN THE PROPERTY TO OPERATE THEIR BUSINESSES, OR FOR ANY LOSS OR DAMAGE CAUSED BY THE ACTS OR OMISSIONS OF OTHER TENANTS; PROVIDED, HOWEVER, THAT WITH RESPECT TO OTHER TENANTS, LANDLORD AGREES TO USE COMMERCIALLY REASONABLE EFFORTS TO ENFORCE THE TERMS AND PROVISIONS OF SUCH OTHER TENANTS’ LEASES.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER LANDLORD, NOR ANY LIMITED PARTNER OR MEMBER IN OR OF

LANDLORD, WHETHER DIRECT OR INDIRECT, NOR ANY DIRECT OR INDIRECT PARTNERS IN SUCH LIMITED PARTNERS, NOR ANY DISCLOSED OR UNDISCLOSED OFFICERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, MANAGERS, MEMBERS, EMPLOYEES OR PARTNERS OF LANDLORD, NOR ANY OF THE FOREGOING NOR ANY INVESTMENT ADVISER OR OTHER HOLDER OF ANY EQUITY INTEREST IN LANDLORD, THEIR SUCCESSORS, ASSIGNS, AGENTS, OR ANY MORTGAGEE IN POSSESSION SHALL HAVE ANY PERSONAL LIABILITY WITH RESPECT TO ANY PROVISIONS OF THIS LEASE AND, IF LANDLORD IS IN BREACH WITH RESPECT TO ITS OBLIGATIONS, TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY AND THE RENTS, ISSUES, PROFITS AND PROCEEDS THEREOF FOR SATISFACTION OF TENANT’S REMEDIES.

PARAGRAPH 25:                                          TENANT’S DEFAULT:  It shall be a “Tenant’s Default” if (a) Tenant shall fail to pay any monthly installment of Base Rent or the Operating Payment within five (5) business days after written notice form Landlord that such Rent or Payment is past due; (b) Tenant shall fail to pay any Additional Rent or any other sum due hereunder within five (5) business days after written notice has been given to Tenant by Landlord that such Rent or other sum is past due; (c) violate or fail to perform any of the other covenants or agreements herein made by Tenant, and such violation or failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord, except that if such default cannot be cured with such thirty (30) day period despite Tenant’s diligent efforts and within such thirty (30) day period Tenant commences and thereafter proceeds diligently to remedy the violation or failure in full, such event shall not be a Tenant’s Default hereunder; (d) Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or becomes insolvent within the meaning of the United States Bankruptcy Code, as amended, or files any petition or answer seeking reorganization or similar relief under any bankruptcy or other applicable law, or seeks or consents to the appointment of a receiver or other custodian for any substantial part of Tenant’s properties or any part of the Premises; (4) any Guarantor of this Lease shall default beyond any applicable notice and/or grace period under such guaranty; or (5) the Premises shall be abandoned by Tenant for a period of ten (10) days; or (6) a mechanic’s or any other lien is filed against the Premises or the Property arising out of any work performed by or on behalf of Tenant and Tenant fails to discharge such lien within thirty (30) days after the filing and notice thereof.

PARAGRAPH 26:                                          REMEDIES OF LANDLORD:  If a “Tenant’s Default” occurs and continues beyond applicable cure periods, if any, Landlord may, at its option:

(a)                                 Cure for the account of Tenant any such Tenant’s Default and immediately recover as expenses any reasonable expenditures made to effect such cure plus interest (at the Interest Rate) on such expenditures from the date thereof until such expenditures are reimbursed to Landlord.  The payment of interest on such amount shall not excuse or cure any Tenant’s Default under this Lease;

(b)                                 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, after due process of law, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant but in no event including consequential damages.

As used in Paragraphs 26(c)(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in Paragraph 26(c)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

(c)                                  In addition, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations);

(d)                                 Seek an injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity of reimbursements are herein provided.  The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; and

(e)                                  Tenant, on its own behalf and on behalf of all persons claiming through Tenant, including all creditors, further waives any rights which Tenant and all such persons might otherwise have under any law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter,” “re-entry” and “re-entered” as used herein shall not be restricted to their technical legal meanings.

Landlord and Tenant agree that the City of South San Francisco, San Mateo County, California shall be the venue of any action arising in any way out of this Lease.

The rights and remedies of Landlord and Tenant under this Lease shall be nonexclusive and each right or remedy shall be in addition to and cumulative of all other rights and remedies available to such party under this Lease, at law or in equity.  Pursuit of any right or remedy shall not preclude pursuit of any other rights or remedies provided in this Lease or at law or in equity, nor shall Landlord’s pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

PARAGRAPH 27:                                          LANDLORD’S DEFAULT:  It shall be a “Landlord’s Default” if Landlord violates or fails to perform any of the covenants, conditions or agreements herein made by Landlord, and such violation or failure shall continue for thirty (30) days after written notice thereof to Landlord by Tenant (or three (3) business days in case of an emergency where death, bodily injury or property damage is imminent and Landlord fails to commence such emergency cure within such period of time and to thereafter diligently prosecute such emergency cure to completion), except that if such non-emergency default cannot be cured within such thirty (30) day period despite Landlord’s diligent efforts and within such thirty (30) day period Landlord commences and thereafter proceeds diligently to remedy the violation or failure within a reasonable period, then such event shall not be a Landlord’s Default hereunder.  In no event shall Landlord be liable to Tenant for any consequential, incidental or special damages.  Tenant hereby waives any and releases its right to make any repairs at the Landlord’s expense under California Civil Code Section 1941-1942.

PARAGRAPH 28:                                          SURRENDER OF PREMISES:  Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in as good condition, normal wear and tear, damage by fire or other casualty, damage by condemnation, and damage resulting from Landlord’s failure to perform its obligations under this Lease excepted.  Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  After such inspections, Landlord shall provide Tenant with an inspection report (the “Inspection Report”) which shall describe in reasonable detail, any failure(s) (if any), in Landlord’s opinion of Tenant to surrender the Premises in the condition required by this Paragraph 28 (“Surrender Defaults”), which Inspection Report shall not limit Tenant’s obligations to perform Corrective Action under this Lease nor constitute a waiver of Landlord’s right to require the repair of items unknown to Landlord at the time of such inspection(s) if such items could not have reasonably been discovered pursuant to a visual inspection of the premises (“Latent Repair Items”).  In the event Tenant does not attempt to arrange such joint inspections and/or attempt to participate in either such inspection, provided Landlord has given Tenant not less than two (2) business days prior written notice of Landlord’s inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration necessitated by Tenant’s failure to surrender the Premises in the condition required by this Paragraph 28.  If the Inspection Report does not indicate any Surrender Defaults or Tenant cures any Surrender Defaults indicated in the Inspection Report, except as to any Corrective Action that Tenant may be required to perform under this Lease and excluding the repair of Latent Repair

Items discovered with in twelve (12) months after the expiration or sooner termination of this Lease, Tenant shall be deemed to have surrendered the Premises in the condition specified in this Paragraph 28.  Tenant shall have no obligation to remove any Tenant Alterations or personal property or fixtures of Tenant except as expressly set forth in Paragraph 9 above.  If upon the expiration or sooner termination of this Lease Paragraph 9 above requires Tenant to remove any Tenant Alterations or its personal property or fixtures, Tenant shall remove the same and repair all damage to the Premises or Building caused by such removal.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.  Subject to the limitations in California Civil Code Section 1980-1991 and California Code of Civil Procedure Section 1174, title to any Tenant property remaining on the Premises following the vacating thereof upon the expiration or sooner termination of this Lease shall, at Landlord’s option, exercisable upon written notice at any time thereafter to Tenant, transfer to and vest title thereto in Landlord or its designee.

PARAGRAPH 29:                                          SEVERABILITY:  The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law.  If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable, the same as if it never had been contained herein.  Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law.

PARAGRAPH 30:                                          WAIVER:  The waiver of either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  The subsequent payment of Rent hereunder by Tenant shall not be deemed to be a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant’s knowledge of such preceding breach at the time of payment of such Rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver is acknowledged in writing by such party.

PARAGRAPH 31:                                          ESTOPPEL CERTIFICATE:  Tenant shall deliver within, fifteen (15) days after Landlord’s written request therefor, an estoppel certificate to an existing or prospective mortgagee or purchaser of the Property in the form attached hereto as Exhibit E or such other commercially reasonable form as may be requested by Landlord or its mortgagee and that is reasonably acceptable to Tenant, certifying that this Lease is unmodified and in full force and effect (or stating any modifications then in effect), that there are no defenses or offsets thereto actually known to Tenant (or stating those claimed by Tenant), the dates to which Base Rent and Additional Rent have been paid, to Tenant’s actual knowledge, whether or not Landlord is in default hereunder and, if so, specifying the nature of the default, and such other factual matters concerning this Lease as may be requested reasonably requested by Landlord.

PARAGRAPH 32:                                          SUBORDINATION AND ATTORNMENT:  Subject to the next sentence, this Lease is subject and subordinate to all ground or underlying leases, any mortgage, deed of trust or deed to secure debt (each, a “Mortgage”); and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the

Premises, Building and/or the Property; provided, however, as to any future Mortgage, Tenant’s subordination is conditioned upon receipt from Landlord and the holder of the Mortgage (“Mortgagee”) of a commercially reasonable subordination, non-disturbance and attornment agreement.  Landlord represents and warrants to Tenant that there is no Mortgage encumbering the Premises, Building and/or Property as of the date of this Lease.  Furthermore, Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage.  In such event, provided Landlord has given Tenant written notice of such holder’s name and street address, Tenant shall give such holder a copy of any default notice delivered to Landlord, and, if Landlord fails to cure such default, Tenant shall give such holder a reasonable period to cure such default, commencing on the last day on which Landlord could cure such default.

PARAGRAPH 33:                                          QUIET ENJOYMENT:  Landlord covenants and agrees that, while no Tenant’s Default exists hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance or interference from Landlord or anyone claiming by, through or under Landlord, subject and subordinate to the terms, covenants and conditions of this Lease and all matters of record.

PARAGRAPH 34:                                          ATTORNEYS’ FEES / VENUE:  In the event a court action relating to this Lease is brought by either party against the other, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and costs incurred in such action, the amount thereof to be fixed by the court.

PARAGRAPH 35:                                          FORCE MAJEURE:  Any obligation of Landlord or Tenant (other than the payment of money) which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials, war, acts of terrorism, governmental laws or action, or lack thereof, adverse weather beyond climatic norms for the region, inaction by any governmental authority with respect to the issuance of any licenses or permits necessary to perform an act of Landlord or Tenant (as applicable) hereunder or any other causes of any kind whatsoever which are beyond Landlord’s or Tenant’s reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

PARAGRAPH 36:                                          APPLICABLE LAW:  This Lease shall be construed according to the laws of the State of California.

PARAGRAPH 37:                                          BINDING EFFECT; GENDER:  This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns.  It is understood and agreed that the terms “Landlord” and “Tenant” and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

PARAGRAPH 38:                                          TIME:  Time is of the essence of this Lease.

PARAGRAPH 39:                                          WAIVER OF JURY TRIAL:  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR

OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

PARAGRAPH 40:                                          HEADINGS; INTERPRETATION:  The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.  Whenever the phrase “at all times during the Term” or words of similar import are used in this Lease, it/they shall mean at all times during the Term, 24/7.

PARAGRAPH 41:                                          BROKER:  Landlord and Tenant each represent to the other that each has not had any dealing with any broker, agent or finder in connection with this Lease other than Broker.  The compensation for Broker shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker, and Landlord agrees to hold Tenant harmless from and indemnify Tenant against any cost, expense, or liability for any compensation, commission, fee charge or damages, including reasonable attorneys’ fees, as a result of any claim of Broker.  Landlord and Tenant each agrees to hold the other harmless from and indemnify the other against any cost, expense, or liability for any compensation, commission, fee charge or damages, including reasonable attorneys’ fees, as a result of any claim of any other broker, agent or finder claiming under or through the indemnifying party with respect to this Lease or the negotiation of this Lease. The provisions of this Paragraph shall survive the Expiration Date or sooner termination of this Lease.

PARAGRAPH 42:                                          ENTIRE AGREEMENT:  Each Party acknowledges that it has not relied on any representations or agreements except those expressly set forth herein, and that this Lease contains the entire agreement of the parties concerning the subject matter hereof.  This Lease and the exhibits and addenda attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Premises and the Building and the Property.  This Lease shall not be amended or modified except in writing signed by both parties.  Failure by a party to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.  Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

PARAGRAPH 43:                                          NOTICES:  Any notice or demand provided for or given pursuant to this Lease shall be in writing and served on the parties at Landlord’s Notice Address or Tenant’s Notice Address, as applicable.  Any notice shall be either (a) personally delivered to the addressed set forth above, in which case it shall be deemed delivered on the date of actual delivery to the addressee (as evidenced by a receipt or other proof of delivery) or the date of the addressee’s refusal to accept delivery; or (b) sent by prepaid, registered or certified U.S. Mail, return receipt requested, in which case it shall be deemed delivered three (3) business days after deposited in the U.S. Mail; (c) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier; or (d) sent by telecommunication (“Facsimile”) in which case it shall be deemed one (1) business day after the day on which same is successfully transmitted by Facsimile to the addressee’s Facsimile number listed in Paragraph 1, provided an original is received by the addressee by a nationally recognized overnight courier within two (2) business days after the Facsimile.  The addresses and Facsimile numbers listed in Paragraph 1 may be changed by written notice to the other parties, provided, however, that no notice of a change of address or Facsimile number shall be effective until date of delivery of such notice.

PARAGRAPH 44:                                          RECORDATION:  Tenant shall not record this Lease or memorandum thereof without the written consent of Landlord.

PARAGRAPH 45:                                          LETTER OF CREDIT:  Concurrently upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter or letters of credit (collectively, the “Letter of Credit”), in the form attached hereto as Exhibit H and containing the terms required herein, running in favor of Landlord issued by Silicon Valley Bank (“Bank”) or such other bank reasonably approved by Landlord with a long term rating of BBB or higher (as rated by Moody’s Investors Service or Standard & Poor’s), and under the supervision of the Superintendent of Banks of the State of California, in the initial amount, in the aggregate, of Six Hundred Three Thousand Two Hundred Fifty-One and 25/100 Dollars ($603,251.25) (“Stated Amount”); provided, however, that, except as hereinafter provided, upon the date specified below (“Adjustment Date”), the Stated Amount may be reduced to the following amount:

Date	Stated Amount
June 1, 2018	$301,625.62

However, if (i) a default by Tenant occurs under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Tenant, and Tenant has failed to cure such default within the time period permitted by Paragraph 25 or such lesser time as may remain before the Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default shall have been fully cured pursuant to the terms of this Lease, at which time the Stated Amount may be reduced as hereinabove described.  The Letter of Credit shall be (i) “callable” at sight, irrevocable and unconditional, (ii) subject to the terms of this Paragraph 45, maintained in effect, whether through renewal or extension, for the entire period from the date of execution of this Lease and continuing until the date (the “LC Expiration Date”) which is one hundred twenty (120) days after the expiration of the initial Lease Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Landlord, and (v) permit partial draws.  In addition to the foregoing, the form and terms of the Letter of Credit shall be acceptable to Landlord, in Landlord’s sole discretion, and shall provide, among other things, in effect that:  (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statements that (1) such amount is due to Landlord under the terms and conditions of this Lease, (2) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (3) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

(a)                                 Transfer of Letter of Credit.  The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

(b)                                 Application of Letter of Credit.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Stated Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency and any such additional letter of credit shall comply with all of the provisions of this Paragraph 45, and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if any such Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.  However, if any such Letter of Credit is not timely renewed, or if Tenant fails to maintain any such Letter of Credit in the amount and in accordance with the terms set forth in this Paragraph 45, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Paragraph 45 and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease.  Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.  Landlord agrees to pay to Tenant within thirty (30) days after the LC

Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant under this Lease.  If there shall occur a default under this Lease as set forth in Paragraph 25 of this Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit.  No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

PARAGRAPH 46:                                          FITNESS CENTER:  Tenant acknowledges that, as of the date hereof, the Building contains a fitness center that, subject to Landlord’s rules and regulations, may be utilized only by Tenant’s employees and sublessees who have card-key access to the Premises (the “Fitness Center Users”), but not by any invitees, guests or family members of the Fitness Center Users.  Landlord will activate access cards for the Fitness Center Users that will allow access to the fitness center only after each applicable Fitness Center User signs a waiver utilized by Landlord for all users of the Fitness Center from time to time.  The fitness center shall be made available for use by Fitness Center Users 24/7.  Additionally, Landlord shall be entitled to implement rules and regulations at the time, and from time to time, governing the use of the fitness center, and if any employee fails to abide by such rules and regulations, and if such failure continues after Landlord’s first warning to such employee of such violation, then Landlord may terminate such Fitness Center User’s access to the fitness center.  Subject to Paragraphs 16(g) and 21, Tenant shall indemnify, defend and hold Landlord harmless from and against any cost, loss, expense, claim or liability that is incurred by Landlord due to a Fitness Center User’s negligent actions or willful misconduct while using the Fitness Center.  Prior to the completion of the Tenant Improvements, Landlord agrees to upgrade the finishes and equipment in the fitness center (with mutually acceptable upgrades), provided that Landlord and Tenant shall equally share the cost of such upgrades, provided, further, however, that Landlord’s share shall not exceed Forty Thousand Dollars ($40,000) and all costs in excess of such Forty Thousand Dollar ($40,000) cap shall be Tenant’s responsibility at Tenant’s sole cost and expense and payable by Tenant within thirty (30) days of Landlord’s written request.

PARAGRAPH 47:                                          TENANT’S EARLY TERMINATION RIGHT.  Tenant shall have the one (1) time right to terminate and cancel this Lease effective as of March 31, 2023, subject, however, to extension by one (1) day for each day of Landlord Delay (if any) which extended the Commencement Date (“Termination Date”), which right is contingent upon Tenant paying to Landlord the Termination Consideration (as defined below) in a timely manner in accordance with the following provisions of this Paragraph 47.  To exercise such termination right, Tenant must deliver to Landlord, on or before August 31, 2022, written notice of Tenant’s exercise of such termination right (the “Termination Notice”), along with the Termination Consideration.  As used herein, the “Termination Consideration” shall mean an amount equal to the sum of:  (A) Nine Hundred Ninety-Five Thousand Eight Hundred Ninety-Eight and 14/100 Dollars ($995,898.14) plus (B) the unamortized portion of the brokerage commissions paid or incurred by Landlord in connection with any Expansion Space and First Offer Space leased to Tenant pursuant to Paragraphs 53 and 54 below; plus (C) the unamortized portion of the costs of the tenant improvements and tenant improvement allowance, if any, paid or provided by Landlord for any Expansion Space and First Offer Space leased by Tenant pursuant to Paragraphs 53 and 54 below and (D) the unamortized portion of any free rent provided by Landlord to Tenant in connection with any Expansion Space and First Offer Space leased by Tenant pursuant to Paragraphs 53 and 54 below.  The unamortized portion of the costs of any brokerage commissions, free rent and tenant improvement costs/allowance, if any, paid for or provided by Landlord to Tenant for any Expansion Space and First Offer Space leased by Tenant pursuant to Paragraphs 53 and 54 shall be amortized on a straight-line basis over the scheduled initial term of the lease of the Expansion Space and First Offer Space, together with interest at the rate of eight percent (8%) per annum, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial lease term for such Expansion Space and First Offer Space as of the Termination Date.  If Tenant properly and timely exercises its termination option in this Paragraph 47 in strict accordance with the terms hereof, the Lease shall expire at midnight on the Termination Date, and Tenant shall be required to surrender the Premises to Landlord on or prior to the Termination Date in accordance with Paragraph 28 above.  The termination right set forth in this Paragraph 47 is personal to the Original Tenant and any Permitted Assignee and may only be executed by the Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or other transferee of Original Tenant’s interest (or Permitted Assignee’s interest).

PARAGRAPH 48:                                          NO SETOFF; CONSEQUENTIAL DAMAGES:  Except as expressly set forth in this Lease, Tenant shall not be entitled to any setoff, offset or abatement of any Rent due Landlord hereunder if Landlord fails to perform its obligations hereunder.  In no event shall

Landlord or any holder of a Mortgage be responsible for any indirect, special, punitive or consequential damages incurred by Tenant resulting from a default by Landlord.  Except as provided in Paragraph 8, in no event shall Tenant be responsible for any indirect, special, punitive or consequential damages incurred by Landlord resulting from a default by Tenant.

PARAGRAPH 49:                                          OPTIONS TO EXTEND:

(a)                                 Landlord hereby grants the Original Tenant and any Permitted Assignee two (2) options to extend the Term, for additional consecutive periods of three (3) years each (each, an “Option Term”), which would commence on the Expiration Date or expiration of the prior Option Term, if applicable.  The Option Terms shall be upon the same terms and conditions as are provided in the Lease, except that the Base Rent during the applicable Option Term would be as specified below in Paragraph 49(c).  The Option Term shall be exercised by Tenant giving notice to Landlord (“Extension Notice”), not earlier than twelve (12) months and not later than nine (9) months prior to the Expiration Date of the then current Term, as such may be extended as provided herein (the “Option Exercise Date”).  If Tenant fails to provide such notice to Landlord on or before such date, Tenant’s rights under this Paragraph 49 shall be null and void (and such option and any succeeding option, shall be null and void).  Additionally, Tenant’s rights to extend the Term for the Option Term shall be automatically null and void immediately if any of the following conditions occurs prior to the commencement of the applicable Option Term or the exercise by Tenant of the applicable Option Term:  (a) there shall be a Tenant’s Default under this Lease, or the occurrence of any matter which with notice and the passage of time would become a Tenant’s Default, and such Tenant’s Default has not been cured within the cure period provided in this Lease or otherwise waived by Landlord, (b) Tenant shall have assigned the Lease or sublet all or any portion of the Premises to anyone other than a Permitted Transferee, or (c) Tenant shall be in occupancy of less than fifty percent (50%) of the Premises.

(b)                                 The leasing of the Premises by Landlord to Tenant for the applicable Option Term shall be upon and subject to all of the terms, provisions and conditions of the Lease, except that (i) once the applicable Option Term is exercised by Tenant, the renewal rights granted by this Paragraph 49 shall not be reapplied to such Option Term, so that in no event shall Tenant have the right to renew and extend this Lease beyond each applicable Option Term; (ii) the Base Rent payable during the applicable Option Term shall be as determined in accordance with Paragraph 49(c) below; (iii) Tenant shall accept the Premises in their then “AS IS” condition, and Landlord shall not be required to perform any tenant finish or other work to the Premises or to provide Tenant any tenant finish allowance or other allowance or inducement with respect to the Premises, except as otherwise mutually agreed to in writing by the parties; and (iv) the defined term “Term” shall be deemed to include the applicable Option Term when and if it becomes effective.  Once Tenant shall exercise the applicable Option Term in accordance with the terms and conditions of this Paragraph 49, provided that Landlord and Tenant mutually agree to the new Base Rent to be payable during the applicable Option Term as provided in Paragraph 49(c), then Landlord and Tenant shall promptly execute an amendment to this Lease in form and substance reasonably acceptable to both of them, reflecting the leasing of the Premises for the applicable Option Term (the “Lease Renewal Amendment”).  There shall be no renewal rights except as set forth in this Paragraph 49.

(c)                                  Base Rent payable during the applicable Option Term shall be at ninety-five percent (95%) of the prevailing market rate for rent, inclusive of all concessions, for the leasing of comparable space in comparable office buildings of similar quality, age and condition in the Brisbane/South San Francisco, California market area for space comparable to the Premises or the expansion space, as applicable, taking into account factors offered by third party tenants for comparable space and comparable terms, including, without limitation, the size of the leased premises, the value of the tenant improvements paid for by Landlord already in place at the Premises at the commencement of the renewal or expansion period, as applicable, rent concessions, tenant improvement allowances, lease commissions saved or incurred, moving allowances, credit history and financial condition of the Tenant (collectively the “Prevailing Market Rate”).  Within thirty (30) days following Tenant’s delivery of the notice exercising the applicable Option Term, Landlord shall advise Tenant of Landlord’s determination of the Prevailing Market Rate on a rentable square foot basis as of the beginning of the applicable Option Term and any escalations during the applicable Option Term.  Within thirty (30) days of receipt of Landlord’s notice and determination, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Landlord’s determination of the Prevailing Market Rate and concessions proposed by Landlord.  Tenant’s failure to accept or reject in writing Landlord’s determination of the Prevailing Market Rate and concessions proposed by Landlord within such thirty (30) day period shall be deemed rejection by Tenant, and the Prevailing Market Rate shall be determined in the manner provided below.  If Tenant accepts such rate and concessions in writing, then the monthly Base Rent during the applicable Option Term shall be ninety-five percent (95%) of said Prevailing Market Rate as reflected in the Lease Renewal Amendment.  If Tenant rejects the Landlord’s determination of the Prevailing Market Rate and concessions whether by giving Landlord notice or failing to give Landlord notice, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after the date of Tenant’s rejection notice to resolve the Prevailing Market Rate and concessions.  If Landlord and Tenant have not agreed upon the Prevailing Market Rate and concessions on or before the expiration of such 30-day period, Tenant’s exercise of the applicable Option Term shall be null and void, unless Tenant, within ten (10) days after the expiration of such 30-day period, delivers written notice to Landlord electing to submit the determination of Prevailing Market Rate and concessions to arbitration (the “Arbitration Notice”) in which case the Prevailing Market Rate shall be determined as set forth in Paragraph 49(d).

(d)                                 If Tenant delivers the Arbitration Notice on or before the period set forth above, such arbitration shall be conducted and determined in South San Francisco, California, in accordance with the then-prevailing rules of JAMS or its successor for arbitration of real estate valuation disputes, except that the procedures mandated by such rules shall be modified as follows:

(i)                                     In the Arbitration Notice, Tenant shall provide the name and address of the person to act as the arbitrator on Tenant’s behalf.  The arbitrator designated by Tenant in Tenant’s Arbitration Notice shall be a real estate appraiser with at least ten (10) years full-time commercial real estate experience who is familiar with rental rates for office space in South San Francisco, California.  Within ten (10) business days after the service on Landlord of Tenant’s Arbitration Notice, Landlord shall give written notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf, which arbitrator shall be subject to the same qualification requirements as apply to the arbitrator selected by Tenant.

(ii)                                  If two arbitrators are chosen pursuant to subparagraph (d)(i) above, the two arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and together shall appoint a third arbitrator, who shall be a competent and impartial person who satisfies the same qualification requirements as apply to the arbitrators selected by Tenant and Landlord above.  If the first two arbitrators are unable to agree upon such appointment of the third arbitrator within five (5) business days after the expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves and if the parties cannot so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the San Francisco Association of Realtors.  The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in subparagraph (d)(iii) below.

(iii)                               The Prevailing Market Rate for the applicable period shall be fixed by the three arbitrators in accordance with the following procedures:

(1)                                 Each of the two arbitrators selected by the parties shall state, in writing, such arbitrator’s determination of the Prevailing Market Rate for the applicable Option Term supported by the reasons therefor.  The third arbitrator shall perform its own investigation without consulting the other two arbitrators and shall make its own determination of the Prevailing Market Rate for the applicable Option Term.

(2)                                 Within five (5) days after the third arbitrator has reached its own determination, the third arbitrator shall arrange a meeting at which time the two arbitrators selected by each party shall submit to the third arbitrator each such arbitrator’s determination of Prevailing Market Rate.  The role of the third arbitrator shall be to select whichever of the two proposed resolutions most closely approximates the third arbitrator’s own determination of Prevailing Market Rate for the Option Period.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.  The resolution the third arbitrator chooses as that most closely approximating the third arbitrator’s determination of the Prevailing Market Rate shall constitute the decision of the arbitrators and shall be final and binding upon the parties.  Base Rent payable during the applicable Option Term shall be at ninety-five percent (95%) of the third arbitrator’s determination of the Prevailing Market Rate.

(3)                                 In the event of a failure, refusal, or inability of any arbitrator to act, the arbitrator in question shall appoint a successor for himself or herself, but in the case of the third arbitrator, a successor shall be appointed in the same manner as set forth herein with respect to the appointment of the original third arbitrator.

The arbitrators shall attempt to decide the issue within fifteen (15) business days after the appointment of the third arbitrator.  Notwithstanding the other provisions in this Paragraph 49, if the proposal of the arbitrator appointed by Landlord and the proposal of the arbitrator appointed by Tenant are identical, such proposal shall be binding and conclusive upon the parties.  Each party shall pay the fees and expenses of its respective arbitrator and both shall share equally the fees and expenses of the third arbitrator.  Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

PARAGRAPH 50:                                          INTENTIONALLY OMITTED:

PARAGRAPH 51:                                          EXECUTIVE ORDER 13224:  Tenant hereby represents and warrants to Landlord that Tenant is not among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.  Landlord hereby represents and warrants to Tenant that Landlord is not among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

PARAGRAPH 52:                                          MISCELLANEOUS:

(a)                                 The voluntary or other surrender of possession of the Premises by Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord’s and Tenant’s estates, and shall, at Landlord’s option, either terminate any existing subleases or subtenancies, or operate as an assignment to Landlord of any such subleases or subtenancies.

(b)                                 Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant and that upon such execution this Lease shall be binding upon Tenant in accordance with its terms.  If this Lease is executed by more than one tenant, Tenant’s obligations hereunder shall be the joint and several obligations of each tenant executing this Lease.  Nothing contained herein shall create any relationship between the parties hereto other than that of Landlord and Tenant, and Landlord shall not be deemed to be a partner or a joint venturer of Tenant in the conduct of its business.

(c)                                  The submission of this document for review does not constitute an option, offer or agreement to lease space.  This document shall be effective only upon Landlord’s and Tenant’s execution and Landlord’s delivery of same to Tenant.  Except as expressly contained herein, neither Landlord nor Landlord’s agent have made representations, warranties or promises with respect to the Premises, the Property or this Lease.  Landlord and Tenant each acknowledge that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance.

(d)                                 Any remedy or election given pursuant to any provision in this Lease shall be cumulative with all other remedies at law or in equity unless otherwise specifically provided herein

(e)                                  This Lease may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

PARAGRAPH 53:                                          EXPANSION OPTIONS:

(a)                                 First Expansion Right.

(i)                                     In General.  Landlord hereby grants the Original Tenant and any Permitted Assignee an option to lease approximately 8,552 rentable square feet on the third (3rd) floor of the Building on the terms set forth below (the “First Expansion Space”), which First Expansion Space is depicted on Exhibit B-1.

(ii)                                  Method of Exercise.  The expansion option contained in this Paragraph 53(a) shall only be exercised by Tenant delivering written notice to Landlord no later than April 1, 2017, stating that Tenant is exercising this option (“First Expansion Notice”).

(iii)                               First Expansion Rent.  The rent payable by Tenant for the First Expansion Space (the “First Expansion Rent”) shall be the product of (a) the then per rentable square foot Base Rent for the Premises (and subject to the scheduled increases set forth in Paragraph 1 of this Lease) and (b) the actual number of square feet in the First Expansion Space.

(iv)                              Delivery of the First Expansion Space.  If Tenant exercises this option, Landlord shall deliver actual and exclusive possession of the First Expansion Space to Tenant on or before October 1, 2017 (the “First Expansion Date”).

(v)                                 Construction of First Expansion Space.  Landlord shall deliver the First Expansion Space to Tenant in the Delivery Condition described in Paragraph 4 above.  Subject to the foregoing, and without limitation of Landlord’s obligations set forth in this Lease, Tenant shall take the First Expansion Space in its “as is” condition, and the construction of improvements in the First Expansion Space shall be in substantial accordance with Exhibit C (except that Tenant shall only be entitled to an improvement allowance equal to Thirty Dollars ($30.00) times the actual number of rentable square feet in the First Expansion Space).

(vi)                              Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s First Expansion Notice, execute an amendment adding such First Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Paragraph 53(a) and except that Tenant shall not be entitled to the Abated Rent set forth in Paragraph 1(c), Tenant’s Share shall be increased to take into account the addition of the First Expansion Space to the Premises, and the number of parking spaces allocated to Tenant shall be increased to take into account the addition of the First Expansion Space to the Premises.  Tenant shall commence payment of Rent for the First Expansion Space and the term of the First Expansion Space shall commence upon the date of delivery of the First Expansion Space to Tenant (the “First Expansion Space Commencement Date”); provided, however, that Landlord will abate Tenant’s obligation to pay Base Rent (but not any other Rent) payable by Tenant for the first thirty (30) days after the First Expansion Space Commencement Date.  The term of the First Expansion Space shall expire on the Expiration Date (subject, however, to Paragraphs 47 and 49 of this Lease).

(b)                                 Second Expansion Right.

(i)                                     In General.  Landlord hereby grants the Tenant and any Permitted Assignee an option as of November 1, 2019 (the “Second Expansion Date”) to lease approximately 7,927 rentable square feet on the third (3rd) floor of the Building on the terms set forth below, which Second Expansion Space is depicted on Exhibit B-2 (the “Second Expansion Space”).

(ii)                                  Method of Exercise.  The expansion option contained in this Paragraph 53(b) shall only be exercised by Tenant delivering written notice to Landlord no later than April 1, 2019, stating that Tenant is exercising its option (“Second Expansion Notice”).

(iii)                               Second Expansion Rent.  The rent payable by Tenant for the Second Expansion Space (the “Second Expansion Rent”) shall be product of (a) the then per Rentable Square Foot Base Rent for the Premises (and subject to the scheduled increases set forth in Paragraph 1 of this Lease) and (b) the actual number of square feet in the Second Expansion Space.

(iv)                              Delivery of the Second Expansion Space.  If Tenant exercises this option, Landlord shall deliver actual and exclusive possession of the Second Expansion Space to Tenant on or before the Second Expansion Date.

(v)                                 Construction of Second Expansion Space.  Landlord shall deliver the Second Expansion Space to Tenant in the Delivery Condition described in Paragraph 4 above.  Subject to the foregoing, and without limitation of Landlord’s obligations set forth in this Lease, Tenant shall take the Second Expansion Space in its “as is” condition, and the construction of improvements in the Expansion Space shall be in substantial accordance with Exhibit C (except that Tenant shall only be entitled to an improvement allowance equal to Thirty Dollars ($30.00) times the actual number of rentable square feet in the Second Expansion Space).

(vi)                              Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the Second Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s Second Expansion Notice, execute an amendment adding such Second Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Paragraph 53(b) and except that Tenant shall not be entitled to the Abated Rent set forth in Paragraph 1(c), Tenant’s Share shall be increased to take into account the addition of the Second Expansion Space to the Premises, and the number of parking spaces allocated to Tenant shall be increased to take into account the addition of the Second Expansion Space to the Premises.  Tenant shall commence payment of Rent for the Second Expansion Space and the term of the Second Expansion Space shall commence upon the date of delivery of the Second Expansion Space to Tenant (the “Second Expansion Space Commencement Date”); provided, however, that Landlord will abate Tenant’s obligation to pay Base Rent (but not any other Rent) payable by Tenant for the first thirty (30) days after the Second Expansion Space Commencement Date.  The term of the Second Expansion Space shall expire on the Expiration Date (subject, however, to Paragraphs 47 and 49 of this Lease).

(c)                                  Third Expansion Right.

(i)                                     In General.  Landlord hereby grants the Original Tenant and any Permitted Assignee an option as of October 1, 2019 (the “Third Expansion Date”), to lease approximately 8,075 square feet on the ground floor of the Building on the terms set forth below, which Third Expansion Space is depicted on Exhibit B-3.

(ii)                                  Method of Exercise. The expansion option contained in this Paragraph 53(c) shall only be exercised by Tenant delivering written notice to Landlord no later than April 1, 2019 stating that Tenant is exercising this option (“Third Expansion Notice).

(iii)                               Third Expansion Rent.  The rent payable by Tenant for the Third Expansion Space (the “Third Expansion Rent”) shall be the product of (a) the then per Rentable Square Foot

Base Rent for the Premises (and subject to the scheduled increases set forth in Paragraph 1 of this Lease) and (b) the actual number of square feet in the Third Expansion Space.

(iv)                              Delivery of the Third Expansion Space.  If Tenant exercises this option, Landlord shall deliver actual and exclusive possession of the Third Expansion Space to Tenant on or before the Third Expansion Date.

(v)                                 Construction of Third Expansion Space.  Landlord shall deliver the Third Expansion Space to Tenant in the Delivery Condition described in Paragraph 4 above.  Subject to the foregoing, and without limitation of Landlord’s obligations set forth in this Lease, Tenant shall take the Third Expansion Space in its “as is” condition, and the construction of improvements in the Expansion Space shall be in substantial accordance with Exhibit C (except that Tenant shall only be entitled to an improvement allowance equal to Seventy-Five Dollars ($75.00) times the actual number of rentable square feet in the Third Expansion Space).

(vi)                              Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the Third Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s Third Expansion Notice, execute an amendment adding such Third Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Paragraph 53(c) and except that Tenant shall not be entitled to the Abated Rent set forth in Paragraph 1(c), Tenant’s Share shall be increased to take into account the addition of the Third Expansion Space to the Premises, and the number of parking spaces allocated to Tenant shall be increased to take into account the addition of the Third Expansion Space to the Premises.  Tenant shall commence payment of Rent for the Third Expansion Space and the term of the Third Expansion Space shall commence upon the date of delivery of the Third Expansion Space to Tenant (the “Third Expansion Space Commencement Date”); provided, however, that Landlord will abate Tenant’s obligation to pay Base Rent (but not any other Rent) payable by Tenant for the first ninety (90) days after the Third Expansion Space Commencement Date.  The term of the Third Expansion Space shall expire on the Expiration Date (subject, however, to Paragraphs 47 and 49 of this Lease).

Notwithstanding anything above to the contrary, The rights contained in this Paragraph 53 shall be personal to the Original Tenant and any Permitted Assignee, may only be exercised by the Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s (or Permitted Assignee’s) interest in this Lease) if Original Tenant or such Permitted Assignee occupies no less than 50% of the entire Premises as of the date of the Expansion Exercise Notice.  Tenant shall not have the right to lease any Expansion Space as provided in this Paragraph 53, if, as of the date of the applicable Expansion Notice, or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease (beyond the expiration of all applicable notice and cure periods).

PARAGRAPH 54:                                          RIGHT OF FIRST OFFER:  Commencing as of the sixth (6th) annual anniversary of the Commencement Date (i.e., June 1, 2021, subject, however, to extension due to Landlord Delays (if any) which extended the Commencement Date) and continuing throughout the Lease Term (including any Option Term, if applicable), Tenant shall have a right of first offer with respect to space located on the first (1st) and second (2nd) floors of the Building that is contiguous to the Premises (the “First Offer Space”).  Notwithstanding the foregoing (i) the lease term for Tenant’s lease of the First Offer Space pursuant to Tenant’s exercise of such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease (if any) pertaining to the First Offer Space (the “Existing Leases”), including any renewal or extension of any such Existing Leases, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Existing Leases (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”).  Tenant’s right of first offer shall be on the terms and conditions set forth in this Paragraph 54.

(a)                                 Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines, in Landlord’s sole and absolute discretion, that Landlord shall commence the marketing of the First Offer Space (or any portion thereof) because such space shall become or is expected to become available for lease to third parties, where no holder of a Superior Right desires to lease such space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “First Offer Economic Terms”), which First Offer Economic Terms shall be based on Landlord’s reasonable, good faith determination of the “fair market rental rate” for such First Offer Space.  Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the Lease Term unless Tenant has delivered an Extension Notice (as defined in Paragraph 49(a) above) pertaining to the extension of the initial Lease Term.

(b)                                 Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within thirty (30) days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and on the First Offer Economic Terms contained therein.  If Tenant does not exercise its right of first offer within said 30-day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires provided the economic terms and conditions of such lease are not more favorable to the tenant thereunder than the terms and conditions in the First Offer Notice.  Landlord agrees that it will not offer to lease, or enter into a lease of the First Offer Space, on economic terms and conditions more favorable to the tenant thereunder than the terms and conditions in the First Offer Notice without first delivering Tenant another First Offer Notice containing such more favorable terms and conditions and repeating the procedures set forth in this Paragraph 55.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Offer Economic Terms.

(c)                                  Construction of First Offer Space.  Tenant shall take the First Offer Space in its “As-Is” condition (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space at Tenant’s expense, in accordance with and subject to the provisions of Paragraph 9 of this Lease or, if addressed in the First Offer Notice, in accordance with the terms of the First Offer Notice.

(d)                                 Lease of First Offer Space.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the First Offer Economic Terms set forth in Landlord’s First Offer Notice and upon the same non-economic terms and conditions as applicable to the Premises then leased by Tenant under this Lease.  Tenant shall commence payment of Rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such First Offer Space to Tenant (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms).  The Lease term and Rent commencement date for the First Offer Space shall be provided in the First Offer Notice as part of the First Offer Economic Terms.

(e)                                  No Defaults.  The rights contained in this Paragraph 54 shall be personal to the Original Tenant and any Permitted Assignee may only be exercised by the Original Tenant or such Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest (or Permitted Assignee’s interest) in this Lease) if the Original Tenant or such Permitted Assignee actually occupies at least fifty percent (50%) of the entire Premises then leased by Original Tenant (or such Permitted Assignee) as of the date of Tenant’s exercise of its right of first offer.  In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease (beyond the expiration of all applicable notice and cure periods).

PARAGRAPH 55:                                          SECURITIES LAW FILINGS AND DISCLOSURE.  Landlord acknowledges that Tenant will file a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission (the “SEC”) within four (4) business days of the full execution and delivery of this Lease, which Current Report shall include a description of the terms and conditions of this Lease and attach this Lease as an exhibit to the Current Report.  Landlord further acknowledges that Tenant will not seek confidential treatment of any of the terms and conditions of this Lease notwithstanding any other provision of this Lease as may exist to the contrary.  Landlord hereby consents to Tenant’s filing of such Current Report with the SEC and waives any obligation of Tenant to seek confidential treatment of any of the terms and conditions of this lease.

PARAGRAPH 56:                                          COMMUNICATION EQUIPMENT; SUPPLEMENTAL HVAC EQUIPMENT; EMERGENCY GENERATOR.  Subject to all applicable laws and any covenants, conditions and restrictions affecting the Property as well as approvals from any governmental and quasi-governmental entities, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain (A) one (1) so-called “satellite dishes” or other similar devices, such as antennae no greater than one (1) meter in diameter each (collectively, the “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building reasonable designated by Landlord after consultation with Tenant; and (B) supplemental HVAC Equipment in locations in the Building and/or on the roof of the Building reasonably determined by Landlord after consultation with Tenant (“Supplemental HVAC Equipment”); (C) one (1) diesel fueled Emergency Generator in a location within the Project designated by Landlord; and (D) subject to available capacity of the Building (unless Tenant agrees to add additional capacity at Tenant’s expense), such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Communication Equipment, Supplemental HVAC Equipment and the Emergency Generator to Tenant’s other systems, machinery and equipment in the Premises.  Tenant shall also have the right of access, consistent with the terms hereof, to the areas where any Communication Equipment, Supplemental HVAC Equipment, Emergency Generator and Connecting Equipment (collectively, the “Special Equipment”) are located for the purposes of installing, maintaining, repairing, testing and replacing the same.  Landlord, at Landlord’s sole cost and expense, shall have the right to require Tenant to permanently or temporarily relocate the Communications Equipment to another equally suitable location in the southern half of the Building.  Unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty.  Tenant’s installation and operation of the Special Equipment shall be governed by the following terms and conditions:

(a)                                 Tenant’s right to install, replace, repair, remove, operate and maintain the Special Equipment shall be subject to all applicable laws, and Landlord makes no representation that such laws permit such installation and operation;

(b)                                 All plans and specifications for the Special Equipment shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.  In the case of the plans and specifications for the Supplemental HVAC Equipment and Emergency Generator and the Connecting Equipment related thereto, such plans and specifications shall be reviewed by Landlord pursuant to the terms and conditions of the Work Letter Agreement if Tenant provides such plans and specifications for Landlord’s review in connection with Landlord’s review of the Construction Drawings for the Tenant Improvements;

(c)                                  All costs of installation, operation and maintenance of the Special Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant;

(d)                                 It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant), provided that Tenant shall have reasonable access to, and Landlord and its licensees shall not interfere with Tenant’s use of, the Communication Equipment and the Supplemental HVAC Equipment located thereon.  It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the Property located outside the Premises not utilized by Tenant as the Generator Site provided such right does not interfere with Tenant’s use or occupancy of the Premises in accordance with this Lease or diminish Tenant’s parking rights under this Lease;

(e)                                  Tenant agrees to work in good faith to resolve any unreasonable interference caused by Tenant’s Special Equipment with any other tenants in the Building (including with any other tenant’s communication equipment or any generators or power sources or similar equipment located in the Property), and not to damage the Property or interfere with the normal operation of the Property.  Landlord agrees to work in good faith to resolve any unreasonable interference with Tenant’s Special Equipment caused by Landlord’s or other tenants’ communication equipment, generators, power sources or similar equipment located on the Property);

(f)                                   For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided and the Generator Site, all of the provisions of this Lease relating to compliance with requirements as to insurance, indemnity, and compliance with Laws shall apply to the installation, use and maintenance of the Special Equipment; provided, however, Tenant shall only be provided access to the roof after prior written or oral notice to Landlord or its property manager (except in cases of emergency in which case such notice may be verbal) and subject to Landlord’s reasonable rules and restrictions regarding access (including, at Landlord’s option, the requirement that Tenant be accompanied by a representative of Landlord during such access but only to the extent such representative is reasonably available at the time of Tenant’s requested access).  Landlord shall not have any obligations with respect to the Special Equipment.  Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance, or that the Supplemental HVAC Equipment will be able to supply sufficient air conditioning to the Premises and Tenant agrees that Landlord shall not be liable to Tenant therefor. Landlord make no representation that the Emergency Generator and related Connecting Equipment will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor;

(g)                                  Subject to Paragraphs 16(g) and 21, Tenant shall (i) be solely responsible for any damage to the Building caused as a result of the Special Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Special Equipment;

(h)                                 The Supplemental HVAC Equipment shall remain the property of Tenant during the Term but shall be deemed a fixture and shall remain upon the Building upon the expiration or earlier termination of the Lease Term unless Landlord elects to have such Supplemental HVAC Equipment removed by Tenant pursuant to Section 12.2 of this Lease.  The Communication Equipment shall remain the sole property of Tenant.  Tenant shall remove the Communication Equipment and related Special Equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal.  If Tenant fails to remove the Communication Equipment (and/or the Supplemental HVAC Equipment (if requested by Landlord to be removed)) and any related Connecting Equipment (to the extent applicable) and repair the Building upon the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense.  The provisions of this Paragraph 56(h) shall survive the expiration or earlier termination of this Lease.  as provided in Paragraph 9(d), Tenant shall have no obligation to remove the Emergency Generator upon or prior to the expiration or sooner termination of this Lease;

(i)                                     The Special Equipment shall be treated for all purposes of this Lease as if the Special Equipment were Tenant’s property.  For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to its use of the roof as herein provided, the portion of the roof affected by the Special Equipment shall be deemed to be a portion of Tenant’s Premises, but shall not be included in the square footage of the Premises for purposes of establishing Rent or Operating Expenses; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder (including Tenant’s obligations with respect to the roof and the Generator Site) shall apply to the installation, use and maintenance of the Special Equipment, including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance;

(j)                                    Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Special Equipment as Landlord may reasonably determine.  The Special Equipment shall be clearly marked to show Tenant’s name, address, telephone number and the name of the person to contact in case of emergency;

(k)                                 Tenant shall accept the Generator Site in its “AS-IS” condition, without any representations or warranties made by Landlord concerning same (including, but not limited to, the purposes for which such area is to be used by Tenant), and Landlord shall have no obligation to contract or pay for any improvements or other work in or for the Generator Site, and Tenant shall be solely responsible, at its sole cost and expense, for preparing the Generator Site for the installation of the Emergency Generator and for constructing any improvements or performing any other work in such areas pursuant to and in accordance with the provisions of this Paragraph 56(k); and

(l)                                     If any of the conditions set forth in this Paragraph 56 are not complied with by Tenant, then such failure shall be a Default under this Lease (after expiration of notice and cure periods).

PARAGRAPH 57:                                          FURNITURE:  Tenant shall have the right to furnish the offices located on the third floor, second floor and ground floor portions of the Premises from the then available inventory of furniture, fixtures and equipment (“FF&E”) in the Building and use the FF&E selected by Tenant within five (5) days after the date hereof at no cost or obligation to Tenant.  Landlord shall promptly remove from the Premises any FF&E not selected by Tenant. Tenant shall not at any time be required to remove from the Premises, repair or maintain any of the FF&E selected by Tenant. At the end of the Term, Tenant shall have the option by written notice to Landlord to purchase some or all of the FF&E for One Dollar ($1.00).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date set forth above.

LANDLORD:			TENANT:

AMERICAN FUND US INVESTMENTS LP, a Delaware limited partnership			VERACYTE, INC., a Delaware corporation

By:	/s/ Steffen Ricken		By:	/s/ Bonnie Anderson
	Name:	Steffen Ricken		Name:	Bonnie Anderson
	Title:	President		Title:	CEO-President

By:	/s/ Florence Radoux		By:	/s/ Shelly D Guyer
	Name:	Florence Fricke-Radoux		Name:	Shelly D. Guyer
	Title:	Vice President		Title:	CFO

Federal Tax I.D. Number or
Social Security Number:

EXHIBIT A

INTENTIONALLY OMITTED

1

EXHIBIT B

PREMISES FLOOR PLANS

[See Following Pages]

1

Suite 100
SUITE 102
ORIGINAL PREMISES
SUITE 101
SUITE 104
SUITE 103

HUNTSMAN

Drawing No.: A-1

Drawing Title: ORIGINAL PREMISES

Project Name: 6000 SHORELINE
FIRST FLOOR
SOUTH SAN FRANCISCO

Scale: 1/32" = 1'-0"

2

Suite
200

HUNTSMAN

A-2

VERACYTE
HYPOTHETICAL AREAS
OPTION 4

6000 SHORELINE
SECOND FLOOR
SOUTH SAN FRANCISCO

3

Suite 300

HUNTSMAN

Drawing No.: A-3

Drawing Title: ORIGINAL PREMISES

Project Name: 6000 SHORELINE THIRD FLOOR SOUTH SAN FRANCISCO

Date: 03.04.15

Scale: 1/32" = 1'-0"

Proj. No: 14006-00

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EXHIBIT B-1

FLOOR PLAN OF FIRST EXPANSION SPACE

First
Expansion
Space

HUNTSMAN

A-3

VERACYTE
HYPOTHETICAL AREAS
OPTIONS 1+2

6000 SHORELINE
THIRD FLOOR
SOUTH SAN FRANCISCO

02.06.15
1/32"=1'-0"
14006-00

1

EXHIBIT B-2

FLOOR PLAN OF SECOND EXPANSION SPACE

2

EXHIBIT B-3

FLOOR PLAN OF THIRD EXPANSION SPACE

1

EXHIBIT C

WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises.  All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit C.  Unless otherwise expressly defined herein, all initially-capitalized terms herein shall have the meaning ascribed to them in the Lease.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core pursuant and subject to the terms and conditions of the Lease, including Section 4(a) thereof.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance.  Tenant shall be entitled to (i) a tenant improvement allowance in the amount of up to, but not exceeding Seventy-Five Dollars ($75.00) per rentable square foot of the ground floor portion of the Premises (i.e., up to One Million One Hundred Twenty-Four Thousand One Hundred Dollars ($1,124,100.00) based on 14,988 rentable square feet of the ground floor portion of the Premises) (the “Allowance A”), (ii) a tenant improvement allowance in the amount of up to, but not exceeding, Thirty Dollars ($30.00) per rentable square foot of the third floor portion of the Premises (i.e., up to Nine Hundred Seventy-Two Thousand Four Hundred Eighty Dollars ($972,480.00) based on 32,416 rentable square feet in the third floor portion of the Premises) (the “Allowance B”), (iii) a tenant improvement allowance in an amount of up to, but not exceeding, One Hundred Fifty Thousand Dollars ($150,000.00) (“Allowance C”) for the installation of (a) a staging and receiving area into the Building off of the parking lot, (b) supplemental HVAC units on the roof of the Building serving the ground floor portion of the Premises (the “Tenant Rooftop Unit(s)”), and (c) an emergency generator and pad enclosed in an area outside of the Building selected by Landlord, (iv) an additional allowance equal to Five Hundred Thousand Dollars ($500,000.00) (“Allowance D”) and (v) a tenant improvement allowance up to but not exceeding Fifty Dollars ($50.00) per rentable square foot of the second floor portion of the Premises (i.e., up to Five Hundred Sixty-One Thousand Fifty Dollars ($561,050.00) based on 11,221 rentable square feet in the second floor portion of the Premises (“Allowance E”), together with Allowance A, Allowance B, Allowance C and Allowance D, are collectively referred to herein as the “Allowances”) to help Tenant pay for the costs of Tenant’s alterations and improvements to the Premises, Building and/or the Land (collectively, the “Tenant Improvements”), including the design, permitting and construction thereof; provided, however, that Landlord shall have no obligation to disburse all or any portion of the Allowances to Tenant unless Tenant makes a request for disbursement pursuant to the terms

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and conditions of Section 2.2 below prior to (y) that date which is twelve (12) months after the Rent Commencement Date (which period shall be extended on a day for day basis for each day of Force Majeure delay and/or Landlord Delay) with respect to Allowance C and any Tenant Improvements installed in the Premises prior to the exercise of Tenant’s exercise of its right to the First Expansion Space, the Second Expansion Space, and/or the Third Expansion Space, as the case may be, or (z) the date that is twelve (12) months after the Expansion Space Commencement Date for the First Expansion Space, the Second Expansion Space and/or the Third Expansion Space (which period shall be extended on a day for day basis for each day of Force Majeure delay and/or Landlord Delay), with respect to any Tenant Improvements installed within the applicable Expansion Space or otherwise within the Building or the Premises in connection therewith.  In addition to the foregoing, in the event that Tenant exercises its right to the First Expansion Space, the Second Expansion Space and/or the Third Expansion Space, (A) Tenant shall be entitled to an additional tenant improvement allowance in connection with each such Expansion Space (each an “Expansion Improvement Allowance”), which Expansion Improvement Allowances shall be in amounts equal to the product of the Rentable Square Footage of the applicable Expansion Space and the applicable per square foot amount for the improvement allowance specified in Section 54 of the Lease, and (B) the Expansion Improvement Allowances shall be added and included as part of the “Allowances” for the purposes of this Tenant Work Letter.  Notwithstanding anything to the contrary herein, Tenant shall have the right, in its sole discretion, to apply any, or the entire portion, of each of Allowance A, Allowance B, and Allowance D to Tenant Improvements on any floor of the Building or any exterior portions of the Building and/or Land where the Tenant Improvements may be situated.  Without deduction from the Allowances, Landlord shall also pay for the cost of one (1) initial space plan and one (1) revision.  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Allowances.  Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Allowances which is not used to pay for the Tenant Improvement Allowance Items (as defined below).

2.2                               Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Allowances shall be disbursed by Landlord for the actual documented costs of the design, permitting, construction and installation of the Tenant Improvements, including, without limitation, the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1           Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below), provided, however, that only an amount not to exceed Six Dollars ($6.00) per rentable square foot of the Premises (i.e., up to Three Hundred Fifty-One Thousand Seven Hundred Fifty Dollars ($351,750.00) based on 58,625 rentable square feet of the Premises) may be deducted from the Tenant Improvement Allowance to pay for such fees, and (ii)the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

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2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing, commissioning, and inspection costs, costs of utilities, trash removal, parking and hoists;

2.2.1.4           The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws;

2.2.1.6           Sales and use taxes and Title 24 fees;

2.2.1.7           The Coordination Fee (as defined below); and

2.2.1.8 All other costs to be expended by Tenant in connection with the design, permitting and construction of the Tenant Improvements; and

2.2.2                     Disbursement of Allowances.  Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Allowances for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1           Monthly Disbursements.  From time to time during the construction of the Tenant Improvements (but no more frequently than monthly), Tenant may deliver to Landlord:  (i) a request for payment of the Contractor (as defined below), in a commercially reasonable form; (ii) invoices from those Tenant’s Agents (as defined below) seeking payment for labor rendered and materials delivered to the Premises; and (iii) executed conditional mechanic’s lien releases from those Tenant’s Agents seeking payment pursuant to Tenant’s request for payment, which releases shall comply with the appropriate provisions of California Civil Code Section 8132.  Following Landlord’s receipt of a completed disbursement request submission, Landlord shall promptly (and in no event later than ten (10) business days following Landlord’s receipt of a completed disbursement request submission) deliver a check to Tenant made jointly payable to the Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Allowances (not including the Final Retention), provided that Landlord does not, within five (5) business days of Landlord’s receipt of a request for payment, reasonably dispute in writing such request for payment based on material non-compliance of any work with the Approved Working Drawings (as defined below), as the same may be modified pursuant to the terms hereof, which writing shall include a reasonably detailed explanation of the basis for Landlord’s reasonable dispute.  In the event that Landlord timely disputes a request for payment, (y) if Tenant agrees with Landlord’s conclusion, then Tenant shall remedy such material non-compliance and notify Landlord in writing of such non-compliance, in which event the applicable portion of the Allowances shall be disbursed by Landlord as part of the disbursement of the Allowance by Landlord that follows such remedy and notice to Landlord by Tenant or (z) if

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Tenant disagrees with Landlord’s conclusion, then Tenant shall have the right to have such disagreement resolved pursuant to the terms of Section 5.6 of this Tenant Work Letter.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Landlord has approved (or is deemed to have approved) the Tenant Improvements pursuant to Section 4.2.5 of this Tenant Work Letter; and (ii) Tenant has delivered to Landlord:  (A) properly executed and final unconditional mechanics lien releases in compliance with the appropriate provisions of California Civil Code Section 8138; (B) a certificate of occupancy (or its legal equivalent if a certificate is not available) or permit cards signed off by the City of South San Francisco (the “City”) with respect to the Premises; (C) a copy of the City-permitted plans for the Tenant Improvements; (D) where reasonably available, operation manuals and warranties for equipment included within the Tenant Improvements, if applicable; (E) a copy of Tenant’s construction contract with the Contractor; and (G) the Contractor’s schedule of values, showing total contract value.

2.2.2.3           Other Terms.  Landlord shall only be obligated to make disbursements of the Allowances to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings.  Tenant has retained (with Landlord’s consent) DGA as Tenant’s architect/space planner (the “Architect”) to prepare the Construction Drawings.  Tenant shall have the right to submit the names of additional architects to Landlord for Landlord’s reasonable approval. Tenant shall retain engineering consultants designated by Tenant and reasonably approved by Landlord (which may be employees or contractors of the Architect) (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises (the approval of which by Landlord shall not be unreasonably withheld, conditioned or delayed).  Tenant shall have the right to submit the names of additional engineers to Landlord for Landlord’s reasonable approval.  Notwithstanding anything to the contrary herein, except to the extent that an alternative process or set of time frames is expressly set forth in this Tenant Work Letter, the following (the “Landlord Approval Process”) shall apply to all items and matters requiring Landlord’s approval or consent pursuant to this Tenant Work Letter (including Landlord’s approval of the Architect, the Engineers, the Final Test Fit Plan and the Construction Drawings):  (i) within five (5) business days of Landlord’s receipt from Tenant of a written request for approval of an item or matter, Landlord shall respond to Tenant in writing either approving such item or matter, or reasonably disapproving such item or matter, which reasonable disapproval shall include a reasonably detailed explanation of the basis therefor; (ii) Landlord’s failure to respond to a request for approval of an item or matter within such five (5) business day period, if such failure continues for an additional two (2) business days after Tenant’s

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second request, shall be deemed to be Landlord’s approval of such item or matter; (iii) if Landlord timely and reasonably disapproves of such item or matter, (a) if Tenant agrees with Landlord’s conclusion, then Tenant shall have the right to remedy the basis of such disapproval and resubmit the item or matter for Landlord’s approval, in which event the foregoing process shall recommence or (b) if Tenant disagrees with Landlord’s conclusion, then Tenant shall have the right to have such disagreement resolved pursuant to Section 5.6 of this Tenant Work Letter.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall be in PDF format and shall be in substantial accordance with industry standard, and shall be subject to Landlord’s reasonable approval.  Tenant and Architect shall have the right, but not the obligation, to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans; provided, however that Landlord shall retain responsibility in connection therewith to the extent that Landlord is responsible for same pursuant to the Lease.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever for such review, advice or assistance and shall not be responsible for any omissions or errors contained in the Construction Drawings unless the same is the direct result of Landlord required changes to the Construction Drawings.

3.2                               Test Fit Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final test fit plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the “Final Test Fit Plan”) shall include a layout and designation of all offices, rooms and other partitioning, and their intended use.  Landlord may reasonably request clarification or more specific drawings for special use items not included in the Final Test Fit Plan.  Within five (5) business days after Landlord’s receipt of the Final Test Fit Plan for the Premises, Landlord shall either approve the Final Test Fit Plan or reasonably disapprove the same, which reasonable disapproval shall include a reasonably detailed explanation of the basis therefor, and the Landlord Approval Process shall apply.

3.3                               Final Working Drawings.  After the Final Test Fit Plan has been approved by Landlord and Tenant, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to annotate the Final Test Fit Plan in a manner which is sufficient to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s reasonable approval.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Within five (5) business days after Landlord’s receipt of the Final Working Drawings, Landlord shall either approve the Final Working Drawings or reasonably disapprove the same, which reasonable disapproval shall include a reasonably detailed explanation of the basis therefor, and the Landlord Approval Process shall apply.

3.4                               Approved Working Drawings.  The Final Working Drawings shall be approved (or deemed approved) by Landlord (the “Approved Working Drawings”) pursuant to the Landlord

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Approval Process prior to the commencement of construction of the Premises by Tenant.  After approval or deemed approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate governmental authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  Except as otherwise provided below in this paragraph, no changes, modifications or alterations (collectively “Changes”) in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1                     The Contractor.  Tenant shall select and retain a general contractor to construct the Tenant Improvements through a competitive bidding process, and Landlord hereby approves the following general contractors: BN Builders; XL Construction; Dome Construction; and Landmark Builders Inc.  Tenant shall have the right to submit the names of additional general contractors to Landlord for Landlord’s reasonable approval. Tenant shall reasonably select the general contractor from the bidders reasonably approved by Landlord.  Tenant may, but shall not be required to select the contractor submitting the lowest bid; provided, however, that Tenant shall select the general contractor based upon commercially reasonable factors, which factors shall include cost. Following such competitive bidding process and Tenant’s selection of a general contractor in accordance with the terms hereof, Tenant shall deliver to Landlord notice of its selection of the general contractor upon such selection, which contractor shall thereafter be the “Contractor” hereunder.

4.1.2                     Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for connecting Tenant’s electrical system to the base building electrical system.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget.  Within ten (10) business days following Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall deliver a copy thereof to Landlord.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”) of the estimated final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design,

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permitting and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”).

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in accordance with the Approved Working Drawings (as the same may be modified pursuant to the terms hereof) in all material respects; and (ii) Tenant shall abide by commercially reasonable rules made by Landlord’s Building contractor or Landlord’s Building manager (“Rules of Site”) with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.  The Rules of Site may be promulgated and amended from time to time; provided, however, that any amendments to the Rules of Site shall not be binding on Tenant, Contractor or Tenant’s Agents unless the same are commercially reasonable and not until the same have been delivered in writing to Tenant and Contractor, and then only on a prospective basis.  Amendments to the Rules of Site shall be reasonable and shall be consistent with the terms of the Lease and this Tenant Work Letter, and in the event of any conflict between the Lease and this Tenant Work Letter, on the one hand, and any such amendments, on the other hand, the Lease and this Tenant Work Letter shall control.  Notwithstanding the foregoing, the freight, loading dock and service elevators shall otherwise be made available to Tenant, Contractor and Tenant’s Agents on a non-exclusive basis, and Tenant, Contractor and Tenant’s Agents shall have access to the Building, the Premises and the MPOE 24/7 until the Tenant Improvements have been completed.  Landlord shall reasonably cooperate with Tenant, Contractor and Tenant’s Agents during the course of construction of the Tenant Improvements.

4.2.2.2           Coordination Fee.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) three percent (3%), and (ii) the sum of the Allowances, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and shall be deducted by Landlord from the Allowances; provided, however, in no event shall such Coordination Fee exceed Fifty Thousand Dollars ($50,000.00).

4.2.2.3           Indemnity.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all mechanic’s, materialman’s or other liens or claims (and all reasonable out-of-pocket costs or expenses associated therewith) asserted or filed against Landlord, the Building or the Land arising out of the non-payment of any person or entity constructing, installing or supplying the Tenant Improvements on behalf of Tenant or the Contractor.

4.2.2.4           Insurance Requirements.

4.2.2.4.1 Intentionally Omitted.

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4.2.2.4.2 Special Coverages.  Tenant or the Contractor shall carry “Builder’s Risk” insurance in an amount equal to the full replacement cost of the improvements being constructed by Tenant, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3 General Terms.  The insurance carried by Tenant’s Agents shall comply with all of the requirements of Exhibit E including, but not limited to, notice of cancellation and naming of additional insureds.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3                     Governmental Compliance.  The Tenant Improvements shall be installed and constructed in compliance in all respects with all applicable state, federal, city laws, codes, ordinances and regulations, as each may apply according to the lawful rulings of the controlling public official, agent or other person.

4.2.4                     Inspection by Landlord.  Landlord shall have the right at all reasonable times during the construction of the Tenant Improvements on not less than twenty-four (24) hours prior written notice to Tenant and the Contractor to visually inspect the Tenant Improvements to reasonably determine if they are in conformity with the Approved Working Drawings (as the same may be modified pursuant to the terms hereof) in all material respects, provided however, that such inspections shall not interfere with the construction of the Tenant Improvements and Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s mere inspection of the Tenant Improvements constitute Landlord’s approval of the same.  If pursuant to any inspection Landlord determines that the Tenant Improvements are not in conformity with the Approved Working Drawings in all material respects, Tenant shall notify Contractor of such alleged non-compliance in writing within twenty-four (24) hours after the end of the applicable inspection.

4.2.5                     Defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that if Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.6                     Meetings.  During the design and construction of the Tenant Improvements, Tenant shall hold weekly or less frequent meetings at mutually convenient times with representatives of the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and, if applicable, the construction of the Tenant Improvements, which

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meetings shall be held at a location designated by Tenant or by phone, and Landlord’s representative shall receive prior notice of, and shall have the right to attend, all such meetings.  Notwithstanding the foregoing, each of Tenant, Contractor, Architect and Landlord shall have the right to attend such meetings telephonically.

4.3                               Notice of Completion; Copy of “As Built” Plans.  If Tenant fails to do so following written notice by Landlord of such failure and an additional ten (10) days following Tenant’s receipt of such notice, then Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall use commercially reasonable efforts to cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to their actual knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals relating to the improvements, equipment and systems installed in the Premises as part of the Tenant Improvements, in each case without expense to Tenant and to the extent in Tenant’s possession or control.

4.4                               Coordination by Tenant’s Agents with Landlord.  Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a non-binding, estimated schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase of the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative.  Tenant has designated Jennifer Pratt Mead as a representative of Tenant with respect to the design, construction, and other operational matters set forth in this Tenant Work Letter, who until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as to such matters as provided in this Tenant Work Letter.  Notwithstanding the foregoing, no amendments to this Lease or Tenant’s execution of other contracts or agreements purporting to bind Tenant shall be binding upon Tenant unless the same is/are executed by duly authorized officers of Tenant.

5.2                               Landlord’s Representative.  Landlord has designated Wayne Wiebe as a representative with respect to the design, construction, and other operational matters set matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as to such matters as provided in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring

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approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, if an event of a monetary default or material non-monetary default by Tenant of this Tenant Work Letter (as such event is described in Section 5.5 below) or the Lease (as such event is described in Section 25 of the Lease) has occurred and exists beyond the applicable notice and cure period set forth herein or in the Lease at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Allowances and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) the continuing obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such monetary default or material non-monetary default is cured pursuant to the terms of this Tenant Work Letter and the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord); provided, however, that once such monetary default or material non-monetary default is cured, Landlord’s suspended obligations, including, without limitation, Landlord’s obligation to disburse the Allowances, shall be fully reinstated and resumed, effective immediately.

5.5                               Tenant’s Work Letter Default.  It shall be event of default of Tenant under this Work Letter if Tenant fails to observe or perform any provision, covenant or condition of this Tenant Work Letter to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such event of default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as reasonably possible.

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EXHIBIT D

TENANT ACCEPTANCE LETTER

[Letterhead of Tenant]

Date:	6/3/15

AMERICAN FUND US INVESTMENTS LP

c/o Real Estate Capital Partners

114 West 47th Street, 23rd Floor

New York, New York 10036

Attention:  [                ]

Attention:

Re:                             Office Building Lease (the “Lease”) dated April 29, between American Fund US Investments LP (“Landlord”) and Veracyte, Inc. (“Tenant”)

Premises:  Suites:  100, 200 and 300, 6000 Shoreline Court, South San Francisco, California 94080.

The undersigned, as Tenant, hereby confirms as of this 10th day of June, 2015, the following:

1.                                      Tenant has accepted possession of the Premises on June 1, 2015 and is currently occupying same.

2.                                      The Commencement Date, Rent Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

Commencement Date:	June 1, 2015
Rent Commencement Date:	April 1, 2016
Expiration Date:	March 31, 2026

3.                                      As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

4.                                      The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

5.                                      There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

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6.                                      Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

Very truly yours,
[Tenant]
By:	/s/ Julie Brooks
Title:	EVP, General Counsel

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EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

Name of Tenant:
Premises:	Suites 100, 200 and 300
6000 Shoreline Court
South San Francisco, CA 94080

[name and address of lender or purchaser]

Ladies and Gentlemen:

                                          (“Tenant”) acknowledges that                      (“Lender”) is or is about to become the holder of a loan (the “Loan”) secured by a mortgage covering the interest of AMERICAN FUND US INVESTMENTS LP, a Delaware limited partnership (“Landlord”) in the building located at 6000 Shoreline Court, South San Francisco, California 94080 (the “Building”).  Landlord has requested Tenant execute and deliver this Tenant Estoppel Certificate to Lender.  Tenant acknowledges that Lender, and its successors and assigns, will rely upon the certifications by Tenant in this Tenant Estoppel Certificate in connection with the Loan.

Tenant hereby certifies to Lender and its successors and assigns, as follows:

1.                                      Tenant currently leases approximately              rentable square feet (“Premises”) on the                        (              ) floor of the Building pursuant to the terms and conditions of the Office Building Lease dated                                          , 20     between Landlord and Tenant (the “Lease”).  Except for the Lease and [LIST OTHER DOCUMENTS IF ANY                                                                                                                                     ], there are no agreements (written or oral) or documents executed by Landlord and Tenant which are binding on Landlord in connection with the lease of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described herein.

2.                                      The term of the Lease [commenced] [shall commence] on                                and including any presently exercised option or renewal term, ends on                     , subject to any rights of Tenant to early termination or extension expressly set forth in the Lease.  Tenant has no right to extend the term of the Lease except to the extent expressly set forth in the Lease.

3.                                      [ONLY IF DELIVERY HAS OCCURRED] Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises.

4.                                      [ONLY IF RENT HAS COMMENCED]The current monthly base rent payable under the Lease is                            and the current monthly payment payable under the Lease on account of taxes is                            and on account of operating expenses is                           .  Tenant’s percentage share of operating expenses (including, without limitation, real estate taxes) is       %.  Rent and all other charges payable under the Lease on or before the

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date hereof have been paid through                       .  No amounts of monthly base rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period, other than estimated payments of operating expenses and taxes.

5.                                      Except as set forth below, all reconciliations of operating expenses for calendar year          and all previous calendar years (“Expenses”) with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.  Except as set forth below, Tenant has not made and has no objections to such reconciliation, and waives all claims against Landlord for any overpayment of or other amounts with respect to the Expenses. LIST EXCEPTIONS:                                                                                                                          .

6.                                      Except to the extent expressly set forth in the Lease, Tenant has no options, rights of offer, rights of refusal or other rights to purchase all or any portion of the Building.  Tenant has no options, rights of offer, rights of refusal or other rights to expand the Premises or lease any other premises in the Building, except to the extent expressly set forth in the Lease.

7.                                      Except as set forth below, to Tenant’s actual knowledge, Tenant has no current claims against Landlord under the terms of the Lease requiring Landlord to perform any improvements or repairs to the Premises, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid, all in accordance with the terms of the Lease. LIST EXCEPTIONS:                                                      .

8.                                      Except as set forth below, to Tenant’s actual knowledge, neither Landlord nor Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease. Except as set forth below, to Tenant’s actual knowledge, Tenant has no defenses, counterclaims, liens or claims of offset or credit under the Lease or against rents, or any other claims against Landlord. LIST EXCEPTIONS:                                                                                        .

9.                                      Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

10.                               Except as set forth below, Tenant is in possession of the premises and has not subleased any portion of the Premises or assigned or otherwise transferred any of its rights under the Lease. LIST EXCEPTIONS:                                                                                        .

11.                               Tenant has deposited $                           with Landlord as a security deposit or letter of credit.

12.                               Except as set forth below, no parties have guaranteed the performance of any of tenant’s obligations under the Lease.

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13.                               The individual executing this Tenant Estoppel Certificate has the authority to do so on behalf of Tenant and to bind Tenant to the terms hereof.

By:
Its:

Date:

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EXHIBIT F

BUILDING RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations to the extent the same do not conflict with the Lease, and in the event of any conflict between the following or any other Rules and Regulations promulgated by Landlord, on the one hand, and the Lease, on the other, the Lease shall control.  Landlord shall enforce the following and any other Rules and Regulations promulgated by Landlord against the tenants and occupants of the Building on a uniform basis.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Not less than a Building-standard amount (based on the square footage of the Premises) of keys (including card-keys) to the Building, Premises and parking facilities will be furnished to Tenant by Landlord at Landlord’s sole expense, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays all persons who do not present a pass or card key to the Building approved by Landlord; provided, however, that Landlord shall not exclude any contractors of Tenant requiring access to the Building during such hours to perform emergency repairs.  Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building may be required to sign the Building register when so doing.  After-hours access by Tenant’s authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time; provided, however, that Tenant’s authorized employees shall have access to the Building, Premises and parking facilities 24/7. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Land of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Land during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.                                      Landlord shall have the right to approve the weight, size and position of all safes and other types of heavy objects brought into the Building by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Subject to Paragraphs 16(g) and 21, all damage done to any part of the

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Building and/or Land or its contents by Tenant moving or maintaining any such safe or other heavy object shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.                                      No safes or other heavy objects will be brought into or removed from the Building or carried up or down in the elevators, by Tenant, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be reasonably designated by Landlord.  Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6.                                      Landlord shall have the right to control and operate the public portions of the Building and Land, the public facilities, the heating and air conditioning serving the public portions of the Building, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable “first-class” buildings in the vicinity of the Building.

7.                                      Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8.                                      Tenant shall not harass, solicit or canvass any occupant of the Building and shall reasonably cooperate with Landlord or Landlord’s agents at no cost to Tenant to prevent same.

9.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be home by the tenant who, or whose employees or agents, shall have caused it.

10.                               Tenant shall not overload the floor of the Premises, and, except in connection with alterations and improvements performed in accordance with Tenant’s Lease, shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.                               With the exception of Tenant’s own dedicated systems for its labs, Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.  The foregoing shall not prohibit the use of small space heaters or fans.

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13.                               With the exception of the Emergency Generator and Connecting Equipment, Tenant shall not use or keep in or on the Premises or the Land any kerosene, gasoline or other inflammable or combustible fluid or material.  Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises nor interfere in any way with other tenants or those having business therein.

14.                               Tenant shall not bring into or keep within the Land or the Premises any animals or birds other than service animals.

15.                               No cooking of food other than in microwave ovens shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for lodging or for any illegal purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are reasonably objectionable to Landlord and other tenants.

16.                               Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises.  Except in connection with alterations and improvements performed in accordance with Tenant’s Lease, no boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone call boxes and other office equipment permanently affixed to the Premises shall be subject to the reasonable approval of Landlord.

17.                               Landlord reserves the right to exclude or expel from the Building and/or Land any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.                               Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19.                               Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

20.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.                               Tenant shall keep doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

22.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No non-Building standard curtains, blinds,

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shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord, not to be unreasonably withheld, conditioned or delayed.

23.                               The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Land.

24.                               The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises.  “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe-shining services.  Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies.  If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building

25.                               Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to Landlord.

26.                               Tenant shall comply with any non-smoking ordinance applicable to the Premises or Building adopted by any applicable governmental authority.

27.                               Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory and uniformly enforced Rules and Regulations delivered to Tenant in writing as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided such changes and Rules and Regulations do not interfere with the Permitted Use or conflict with the terms of the Lease.  Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person, Tenant shall be deemed to have read these Rules and Regulations.

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EXHIBIT G

TENANT’S PROPERTY

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EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

AMERICAN FUND US INVESTMENTS LP

C/O REAL ESTATE CAPITAL PARTNERS

114 WEST 47TH STREET, 23RD FLOOR

NEW YORK, NY 10036

ATTENTION: KARIN E. SHEWER

FACSIMILE NO.: 212-843-6120

WITH A COPY TO:

REAL ESTATE CAPITAL PARTNERS, LP

13241 WOODLAND PARK ROAD, SUITE 600

HERNDON, VA 20171

TELEPHONE: 703-481-7100

FAX: 703-481-7101

APPLICANT:

VERACYTE, INC., A DELAWARE CORPORATION

AMOUNT:                                    US$ SIX HUNDRED THREE THOUSAND TWO HUNDRED FIFTY-ONE AND 25/100 DOLLARS ($603,251.25)

EXPIRATION DATE: JULY 31, 2016

LOCATION:                                                                          SANTA CLARA, CALIFORNIA

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DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.                                      THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.                                      BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

(A)                               “SUCH AMOUNT IS DUE TO THE BENEFICIARY AS LANDLORD UNDER THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE AGREEMENT DATED                      FOR PREMISES LOCATED AT 6000 SHORELINE COURT, SOUTH SAN FRANCISCO, CALIFORNIA; OR

(B)                               “THE BANK HAS NOTIFIED US THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE OF THIS LETTER OF CREDIT;” OR

(C)                               “TENANT HAS FILED A VOLUNTARY PETITION UNDER THE FEDERAL BANKRUPTCY CODE;” OR

(D)                               “AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST TENANT UNDER THE FEDERAL BANKRUPTCY CODE”.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JULY 31, 2026.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S.

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DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  [SELECT ONE: BENEFICIARY OR APPLICANT] SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, WITHOUT INQUIRY AS TO THE ACCURACY THEREOF AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF ANY SUCH DOCUMENTS OR CERTIFICATIONS.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

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EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO.                                                DATED

TO: SILICON VALLEY BANK

3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE

SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.              DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                         .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

4

EXHIBIT “B”

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

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